UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CARBO CERAMICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Tuesday, May 21, 2019 at 9:00 a.m. CT

The Hotel Granduca

1080 Uptown Park Boulevard

Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 21, 2019, at 9:00 a.m. CT

CARBO Ceramics Inc., 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079

The Stockholders of CARBO Ceramics Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of CARBO Ceramics Inc. will be held Tuesday, May 21, 2019, at 9:00 a.m. local time, at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, Texas 77056, for the following purposes:

1.	To elect six Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2020 Annual Meeting of Stockholders.
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
3.	To approve the 2019 CARBO Ceramics Inc. Omnibus Incentive Plan.
4.	To approve, by advisory vote, the compensation of the named executive officers.
5.	To transact such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on March 18, 2019 are the only stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A complete list of stockholders entitled to vote at the Annual Meeting of Stockholders will be available for examination at the Company’s principal executive offices located at 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079, for a period of ten days prior to the Annual Meeting of Stockholders. This list of stockholders will also be available for inspection at the Annual Meeting of Stockholders and may be inspected by any stockholder for any purpose germane to the Annual Meeting of Stockholders.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting of Stockholders or follow the Internet or telephone voting procedures described on the proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

By Order of the Board of Directors,

/s/ Robert J. Willette

Robert J. Willette
Corporate Secretary

April 1, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2019:

The Proxy Statement and Annual Report to Stockholders are available at:

www.carboannualmeeting.com.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of CARBO Ceramics Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”).  We encourage you to read the entire proxy statement. For more complete information regarding the Company’s 2018 performance, please read our 2018 Annual Report. The Annual Meeting will take place:

Date:	May 21, 2019	Place:	The Hotel Granduca
Time:	9:00 a.m. CT		1080 Uptown Park Boulevard Houston, Texas 77056

The Company’s principal executive offices are located at 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079. The telephone number at that address is (281) 921-6400.

Visit the website listed on your proxy card/voting instruction form to vote via the Internet.	Call the telephone number on your proxy card/voting instruction form to vote by telephone.
Sign, date and return your proxy card/voting instruction form to vote by mail.	Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.

Most stockholders (including participants in the Company stock fund in the Company’s Savings and Profit Sharing Plan) have a choice of granting their proxies by telephone, over the Internet or by using a traditional proxy card. You should refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities and to confirm that their instructions have been properly recorded.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company has retained Alliance Advisors (“Alliance”) to aid in the solicitation of proxies. It is estimated that the cost of Alliance’s services will be approximately $6,500 plus expenses.  In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of Alliance and the Company. These proxy solicitation materials are being mailed and made available at www.carboannualmeeting.com on or about April 16, 2019 to all stockholders entitled to vote at the Annual Meeting.

A stockholder giving a proxy pursuant to this solicitation (including via telephone or via the Internet) may revoke it at any time before the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a valid proxy (including via telephone or via the Internet) bearing a date later than the original proxy or by attending the Annual Meeting and voting in person.

Deadline for Receipt of Stockholder Proposals

Pursuant to regulations of the Securities and Exchange Commission (the “SEC”), in order to be included in the Company’s proxy statement for its 2020 Annual Meeting, stockholder proposals must be received at the Company’s principal executive offices located at, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079, Attention: Corporate Secretary, no later than December 13, 2019 and must comply with additional requirements established by the SEC. In addition, the Company’s Third Amended and Restated By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for Director at an annual meeting of stockholders must give advance notice to the Corporate Secretary of the Company with respect to such proposal or nominee. The Company’s Third Amended and Restated Bylaws generally require that written notice be delivered to the Corporate Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed Director nominee. For the 2020 Annual Meeting, the Corporate Secretary of the Company must receive written notice between January 21, 2020 and February 20, 2020 (both days inclusive). A copy of the Company’s Third Amended and Restated Bylaws is available upon request from the Corporate Secretary of the Company.

CARBO CERAMICS INC 2019 Proxy Statement	1

Proposals and Board Recommendations

Proposals		Board’s Voting Recommendation	Page Reference

Proposal No. 1	Election of Directors	FOR	5

Proposal No. 2	Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm	FOR	33

Proposal No. 3	Approval of the 2019 CARBO Ceramics Inc. Omnibus Incentive Plan	FOR	33

Proposal No. 4	Approval of the Compensation of the Named Executive Officers	FOR	39

Record Date, Shares Outstanding and Voting

Only stockholders of record at the close of business on March 18, 2019 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 28,599,963 shares of the Company’s Common Stock were issued and outstanding and entitled to be voted at the meeting. The presence, in person or by proxy, of stockholders holding a majority of the shares of the Company’s Common Stock entitled to vote will constitute a quorum for the Annual Meeting.

Every stockholder is entitled to one vote for each share held with respect to each matter, including the election of Directors, which comes before the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of Directors. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to specify a choice with respect to such proposals, the proxy will be voted (i) FOR all Director nominees, (ii) FOR the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, (iii) FOR the approval of the 2019 CARBO Ceramics Inc. Omnibus Incentive Plan, and (iv) FOR the advisory vote to approve the compensation of the named executive officers.

At the Annual Meeting (and any other uncontested election), each Director nominee will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.  The Nominating and Corporate Governance Committee has established procedures under which a Director standing for reelection in an uncontested election must tender a resignation conditioned on the incumbent Director's failure to receive a majority of the votes cast. If an incumbent Director who is standing for re-election does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Director who fails to receive a majority vote will not participate in the committee’s recommendation or the Board's decision.  However, Director nominees will be elected by the affirmative vote of holders of a plurality of the shares of Common Stock at any meeting of stockholders for which (a) the Company receives a notice that a stockholder has nominated a person for election to the Board that was timely made in accordance with the applicable nomination periods provided in the Company’s Third Amended and Restated Bylaws, and (b) such nomination or notice has been withdrawn on or before the 10th day before the Company first mails its proxy statement in connection with such election.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for Proposal 2 and 3. With respect to the advisory proposal regarding the compensation of the named executive officers as disclosed in this proxy statement (Proposal 4), the proposal will be considered approved if it receives the affirmative vote of a majority of the shares of Common Stock cast on the resolution. This advisory vote is non-binding on the Company and the Board.

New York Stock Exchange (“NYSE”) rules permit brokers to vote for routine matters such as the ratification of the appointment of Ernst & Young without receiving instructions from the beneficial owner of the shares. NYSE rules prohibit brokers from voting on the election of Directors, executive compensation and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of Ernst & Young’s appointment) but will not affect the outcome of any other matter being voted upon at the Annual Meeting. A broker or other nominee holding shares for a beneficial owner may not vote these shares in regard to the election of Directors (Proposal 1), the approval of the 2019 CARBO Ceramics Inc. Omnibus Incentive Plan (Proposal 3), or the advisory vote regarding the compensation of the named executive officers (Proposal 4) without specific instructions from the beneficial owner. Abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present. Abstentions will have the effect of a vote cast against Proposal 2 and 3, but otherwise will not be counted as a vote cast and will not have an effect on the outcome of Proposals 1 and 4.

2	CARBO CERAMICS INC 2019 Proxy Statement

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. You can notify the Company by sending a written request to the Company at: CARBO Ceramics Inc., c/o Corporate Secretary, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079, or by telephone at (281) 921-6400.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists as of March 18, 2019, with respect to each person who is known to the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares. Percentage of beneficial ownership is based on 28,599,963 shares of Common Stock outstanding on March 18, 2019.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	%
FMR LLC (1)	3,687,236	12.9%
245 Summer Street Boston, Massachusetts 02210
William C. Morris (2)	3,375,622	11.8%
60 East 42nd Street, Suite 3200 New York, New York 10165
Wilks Brothers, LLC(3)	3,091,893	10.8%
17010 Interstate 20 Cisco, Texas 76437
BlackRock, Inc. (4)	3,000,740	10.5%
55 East 52nd Street New York, New York 10055

(1)

Based on a Schedule 13G/A filing with the SEC, as of December 31, 2018, FMR LLC reported sole voting power as to 141,922 shares of Common Stock and sole dispositive power as to 3,687,236 shares of Common Stock.

(2)

Based on a Schedule 13G/A filing with the SEC, as of December 31, 2018, Mr. Morris reported sole voting and dispositive power as to 3,160,659 shares of Common Stock. Also includes 214,963 shares of Common Stock held by Mr. Morris’ spouse, for which Mr. Morris shares voting and dispositive power.

(3)	Based on a Schedule 13F filing with the SEC as of December 31, 2018, Wilks Brothers, LLC have sole voting and dispositive power as to 3,091,893 shares of Common Stock
(4)

Based on a Schedule 13G/A filing with the SEC, as of December 31, 2018, BlackRock, Inc. reported sole voting power as to 2,941,424 shares of Common Stock and sole dispositive power as to 3,000,740 shares of Common Stock.

CARBO CERAMICS INC 2019 Proxy Statement	3

The following table sets forth the number of shares of Common Stock of the Company beneficially owned by (i) each Director of the Company, (ii) each named executive officer of the Company, and (iii) Directors and all named executive officers of the Company as a group, as of March 18, 2019. For purposes of this proxy statement, Gary A. Kolstad, Ernesto Bautista, III and Don P. Conkle are referred to as the Company’s “named executive officers” or “NEOs.”  Except as indicated, each holder has sole voting and dispositive power over the listed shares. No current Director, nominee Director or NEO has pledged any of the shares of Common Stock disclosed below. Percentage of beneficial ownership is based on 28,599,963 shares of Common Stock outstanding on March 18, 2019. The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock that such person has a right to acquire within 60 days of March 18, 2019. Unless otherwise indicated in the footnotes, the address for each NEO and Director is c/o CARBO Ceramics Inc., 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079.

	Amount and Nature of Beneficial Ownership		% of Common
	Currently Owned	Acquirable Within 60 Days	Stock Beneficially Owned
Directors
Sigmund L. Cornelius	31,198		*
Chad C. Deaton (2)	32,708		*
H. E. Lentz, Jr.	35,698		*
Randy L. Limbacher	34,690		*
Gary A. Kolstad (1)(3)	462,650		1.6%
William C. Morris (4)	3,375,622		11.8%
Other Named Executive Officers
Ernesto Bautista, III (1)	126,240		*
Don P. Conkle (1)	153,237		*
Directors and All Executive Officers as a Group (9 persons) (2)(3)(4)(5)	4,282,911		15.0%

*	Less than 1%.
(1)

Shares shown above for Messrs. Kolstad, Bautista and Conkle include 167,334, 56,160 and 69,621 shares of unvested restricted stock, respectively, for which the holder has sole voting but no dispositive power.

(2)	Shares shown as beneficially owned by Mr. Deaton include 2,860 shares of Common Stock held jointly with his spouse.
(3)	Shares shown as beneficially owned by Mr. Kolstad includes 2,750 shares of Common Stock held jointly with his spouse, with whom Mr. Kolstad shares voting and dispositive power.
(4)	Shares shown as beneficially owned by Mr. Morris include 214,963 shares of Common Stock held by his spouse.
(5)	Shares shown include 320,541 shares of unvested restricted stock held by executive officers as a group for which each holder has sole voting but no dispositive power.

4	CARBO CERAMICS INC 2019 Proxy Statement

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

Nominees. A board of six Directors is to be elected at the meeting. Each Director elected to the Board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently Directors of the Company. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a Director. Biographical information regarding each nominee is set forth below, as well as a summary of the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominee should serve as a Director of the Company. Each nominee’s experience and understanding is evaluated in determining the overall composition of the Board.

DIRECTOR NOMINEE SNAPSHOT

Independent Directors 83.33%	Ind. Director Avg. Tenure 9.7 Years	Age Range 56 ► 74	Average Age 63.3 Years	Gender Diversity 16.7%

CARBO CERAMICS INC 2019 Proxy Statement	5

Director Nominees

SIGMUND L. CORNELIUS Director since: 2009 Age: 64

Since April 1, 2014, Mr. Cornelius has served as President and Chief Operating Officer of Freeport LNG Development, L.P. (a Texas-based owner and operator of liquefied natural gas facilities). From October 2008 until December 2010, he served as Senior Vice President, Finance, and Chief Financial Officer of ConocoPhillips (a Houston-based energy company). Prior to that, he served as Senior Vice President, Planning, Strategy and Corporate Affairs of ConocoPhillips from September 2007, having previously served as President, Exploration and Production — Lower 48 from 2006. He served as President, Global Gas of ConocoPhillips from 2004 to 2006, and prior to that served as President, Lower 48, Latin America and Midstream from 2003. Mr. Cornelius retired from ConocoPhillips in December 2010 after 30 years of service with the company. Mr. Cornelius currently serves as a Director of Andeavor Logistics and various Freeport LNG entities, and was a Director of DCP Midstream GP, LLC from November 2007 to October 2008, USEC Inc. from 2011 to 2014, Ni Source Inc. from 2011 to 2015, Columbia Pipeline Group, Inc. from 2015 to 2016, Parallel Energy Trust from 2011 to 2016 and Western Refining, Inc. from 2012 to 2017.  Mr. Cornelius has significant domestic and international executive experience in the Exploration and Production industry, which is the primary end user of the Company’s products and services. In addition, as the former CFO of a public company, he has extensive experience and skills in the areas of corporate finance, accounting, strategic planning and risk oversight.

CHAD C. DEATON Director since: 2013 Age: 66

Mr. Deaton served as Executive Chairman of the Board of Baker Hughes Incorporated, a Houston-based oilfield services company, from January 2012 until his retirement on April 25, 2013. Prior to that, he served as Chairman, President and Chief Executive Officer from October 2004 until January 2012. From August 2002 to October 2004, he served as President, Chief Executive Officer and a Director of the Hanover Compressor Company (a Houston-based natural gas compression package supplier). Mr. Deaton was employed in a variety of positions by Schlumberger Oilfield Services and/or its affiliates from 1976 through 2001. Mr. Deaton currently serves as a Director of Ariel Corporation (a private corporation), Air Products and Chemicals Inc., Transocean Ltd. and Marathon Oil Corporation. Mr. Deaton also served as a Director of the Company from 2004-2009.

GARY A. KOLSTAD Director since: 2006 Age: 60

Mr. Kolstad was appointed by the Board to serve as President and Chief Executive Officer and a Director of the Company, effective as of June 1, 2006. Mr. Kolstad was previously employed by Schlumberger from 1985 to mid-2006, where he served as Vice President, Global Accounts for Schlumberger Oilfield Services and led Schlumberger’s U.S. Onshore business unit as Vice President, Oilfield Services. In addition to senior management roles in Schlumberger, he also held positions in marketing strategy, human resources and sales.  Mr. Kolstad has a Bachelor of Science degree in Petroleum Engineering and a strong executive background in the oil field services business. He also has a solid understanding of global operations, strategic planning, technology, and business models.

H. E. LENTZ, JR. Director since: 2003 Age:74

From June 2009 to May 2011, Mr. Lentz served as a Managing Director of Lazard Frères & Co. (an investment banking firm). Formerly, he served as a Managing Director of Barclays Capital, an investment banking firm and successor to Lehman Brothers, from September 2008 to March 2009; a Managing Director of Lehman Brothers from 1993 to 2002; consultant to Lehman in 2003 and an Advisory Director of Lehman from 2004 to 2008.  He also served as the non-executive Chairman of the Board of Rowan Companies plc, from 2010 to 2014 and as a Director of Peabody Energy Corporation from 1998 to 2017.  He currently serves as a Director of Macquarie Infrastructure Company and WPX Energy, Inc.  Mr. Lentz has significant experience in the areas of corporate finance, mergers and acquisitions and strategic planning.  As a Director of two other public companies, he also has experience in the area of corporate governance.

6	CARBO CERAMICS INC 2019 Proxy Statement

RANDY L. LIMBACHER Director since: 2007 Age: 60

Since June 2017, Mr. Limbacher has been Chief Executive Officer of Meridian Energy LLC (a Houston-based energy advisory firm). Meridian Energy, LLC is currently contracted to provide management services to Alta Mesa Resources (a Houston-based oil and natural gas company). As part of that arrangement, Mr. Limbacher is serving as the Interim President of Alta Mesa Resources. From April 2013 until December 2015, Mr. Limbacher served as President, Chief Executive Officer and a Director of Samson Resources Corporation (a Tulsa-based oil and natural gas company), which filed for Chapter 11 protection in September 2015. Mr. Limbacher served as Vice Chairman of the Board of Directors of Samson from December 2015 until the company emerged from bankruptcy in March 2017. From November 2007 until February 2013, Mr. Limbacher served as President and Chief Executive Officer and a Director of Rosetta Resources, Inc. (a Houston-based oil and natural gas company). From February 2010 until February 2013, Mr. Limbacher also served as Chairman of the Board of Rosetta. From April 2006 until November 2007, Mr. Limbacher held the position of President, Exploration and Production — Americas for ConocoPhillips (a Houston-based energy company). Prior to that time, Mr. Limbacher spent over twenty years with Burlington Resources Inc. (a Houston-based oil and natural gas company), where he served as Executive Vice President and Chief Operating Officer from 2002 until acquired by ConocoPhillips in April 2006. He was a Director of Burlington Resources from January 2004 until the sale of the company. Mr. Limbacher has served as a director of TransCanada Corporation since June 2018. Mr. Limbacher has significant executive experience in the oil and natural gas industry. He also possesses skills in the area of strategic planning.

CARLA S. MASHINSKI Director since: 2019 Age: 56

Ms. Mashinski has served as Chief Financial Officer of Cameron LNG, LLC (a liquefied natural gas company) since July 2015; effective February 2017, her title was expanded to Chief Financial and Administrative Officer. From September 2014 to July 2015, Ms. Mashinski served as Chief Financial Officer and Vice President of Finance and Information Management of the North American operations of SASOL (an international integrated energy company). Prior to that, Ms. Mashinski held various financial positions for SBM Offshore, GulfMark Offshore, Duke Energy and Shell Oil Company.  Ms. Mashinski currently serves as a Director of Unit Corporation (a diversified energy company) and Primoris Services Corporation (a specialty construction and infrastructure company). She has extensive experience in the areas of global operational infrastructures, corporate finance and information management.

The Board recommends a vote “FOR” the election of each of the nominees for Director named in this proxy statement.

The Board has determined that each of the following Directors is (or, in the case of Mr. Rubin, during his service as a Director, was) independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE:

Sigmund L. Cornelius	Chad C. Deaton
H. E. Lentz, Jr.	Randy L. Limbacher
Carla S. Mashinski	William C. Morris
Robert S. Rubin

The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the NYSE. In conducting this evaluation, the Board and Audit Committee considered transactions and relationships between each Director or Director nominee, or his or her immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such Director or Director nominee is independent. Based upon that evaluation, the Board determined that Messrs. Cornelius, Deaton, Limbacher, Lentz, Morris and Rubin and Ms. Mashinski have (or, in the case of Mr. Rubin, during his service as Director, had) no material relationship with the Company and, as a result, are (or, in the case of Mr. Rubin, during his service as Director, was) independent.

Please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for information about the Company’s executive officers.

Interested parties may contact the Board, or the non-management Directors as a group, at the following address:

Board of Directors or

Non-Management Directors

c/o CARBO Ceramics Inc.

575 N. Dairy Ashford, Suite 300

Houston, Texas 77079

Communications may also be sent to individual Directors at the above address. Communications to Directors will be reviewed and referred in compliance with the Procedures for Unsolicited Communications, as approved by the Nominating and Corporate Governance Committee of the Board on July 12, 2004 (which comprise a majority of the Board’s independent Directors). Communications to the Board, the non-management Directors or any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee. Other communications will be referred to the appropriate Committee chairman and may also be sent, as appropriate, to the Company’s Chief Compliance Officer.

CARBO CERAMICS INC 2019 Proxy Statement	7

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board met eight times and took action by unanimous written consent two times during the last fiscal year. Each Director attended at least 75 percent of all meetings of the Board and the Committees of which such Director is a member. Although there is no formal policy as to Director attendance at the Annual Meeting, all Directors attended the 2018 Annual Meeting and all current Directors are anticipated to attend the 2019 Annual Meeting as well.

The primary function of the Board is oversight, which includes among other matters, oversight of the principal risk exposures of the Company. To assist the Board in this role, the Audit Committee periodically requests the Company’s internal auditor to conduct a review of enterprise risks associated with the Company. The internal audit firm reports its findings and assessments to the Audit Committee, which then reports the findings to the Board as a whole.

The Board has an Audit Committee, currently comprised of five members and a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is currently comprised of six members. Each of these Committees has a charter, each of which is available free of charge on the Company’s website at www.carboceramics.com (together with the Company’s Corporate Governance Guidelines) or by writing to the Company at: CARBO Ceramics Inc., c/o Corporate Secretary, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079. The Board votes annually on the membership and chairmanship of all Committees.

Audit Committee. The Audit Committee currently consists of Sigmund L. Cornelius (Chairman), Chad C. Deaton, H. E. Lentz, Jr., Randy L. Limbacher and Carla S. Mashinski. The Committee met nine times during the last fiscal year. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE. The Board has also determined that Sigmund L. Cornelius and Carla S. Mashinski meet the requirements for being an “audit committee financial expert,” as that term is defined by applicable SEC and NYSE rules. The Audit Committee appoints and retains the Company’s independent registered public accounting firm, approves the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by the independent registered public accounting firm with respect to the Company’s internal control structure and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee also conducts the review of the non-audit services provided by the independent registered public accounting firm to determine their compatibility with its independence. The Audit Committee reviews the independent registered public accounting firm’s performance, qualification and quality control procedures and establishes policies for: (i) the pre-approval of audit and permitted non-audit services by the independent registered public accounting firm; (ii) the hiring of former employees of the independent registered public accounting firm; and (iii) the submission and confidential treatment of concerns from employees or others about accounting, internal controls, auditing or other matters.

The Audit Committee reviews with management the Company’s disclosure controls and procedures and internal control over financial reporting and the processes supporting the certifications of the Chief Executive Officer and Chief Financial Officer. It also reviews with management and the Company’s independent registered public accounting firm the Company’s critical accounting policies. The Audit Committee reviews the Company’s annual and quarterly SEC filings and other related Company disclosures. The Audit Committee reviews the Company’s compliance with the Code of Business Conduct and Ethics as well as other legal and regulatory matters. In performing these duties, the Audit Committee has full authority to: (i) investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) retain outside legal, accounting or other consultants to advise the Committee; and (iii) request any officer or employee of the Company, the Company’s in-house or outside counsel, internal audit service providers or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Compensation Committee. The Compensation Committee currently consists of H. E. Lentz, Jr. (Chairman), Sigmund L. Cornelius, Chad C. Deaton, Randy L. Limbacher, William C. Morris and Carla S. Mashinski. The Committee met four times during the last fiscal year. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE. The Compensation Committee (i) establishes policies relating to the compensation of the non-employee Directors, officers and key management employees of the Company; (ii) reviews and approves the compensation of the non-employee Directors, officers and the President and Chief Executive Officer; (iii) reviews payment estimates with respect to cash incentive compensation awards for non-officer employees; (iv) oversees the administration of the Company’s equity compensation plans; and (v) reviews and approves periodically, but no less than annually, the Company’s compensation goals and objectives with respect to its officers, including oversight of the risks associated with the Company’s compensation programs. The Compensation Committee also evaluates and approves post-service arrangements with management and establishes and reviews periodically the Company’s perquisite policies for management and Directors.

In performing its duties, the Compensation Committee has ultimate authority and responsibility to engage and terminate any compensation consultant, legal counsel or other adviser (together “advisers”) to assist in determining appropriate compensation

8	CARBO CERAMICS INC 2019 Proxy Statement

levels for the Chief Executive Officer or any other member of the Company’s management and to approve the terms of any such engagement and the fees of any such adviser. For 2018, Frederic W. Cook & Co., Inc. (“FW Cook”) was engaged by the Committee to provide compensation consulting services in connection with the review of executive compensation. FW Cook did not provide any other services to the Company in 2018. In addition, the Committee has full access to any relevant records of the Company and may also request that any officer or other employee of the Company (including the Company’s senior compensation or human resources executives), the Company’s in-house or outside counsel, or any other person meet with any members of, or consultant to, the Committee. In addition to information provided by outside compensation consultants, the officers of the Company may also collect peer group compensation data for review by the Committee.

The Committee sets the compensation policy for the Company as a whole and specifically decides all compensation matters related to the officers of the Company. The Committee has delegated to its Chairman the ability to grant interim equity awards to non-officer employees of the Company under the stockholder-approved equity plans of the Company in an amount not to exceed $100,000 of Common Stock per employee award, with such awards to be reported to the full Committee at its next meeting.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of William C. Morris (Chairman), Sigmund L. Cornelius, Chad C. Deaton, Randy L. Limbacher, H. E. Lentz, Jr. and Carla S. Mashinski. The Committee met three times during the last fiscal year. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee establishes the Company’s corporate governance principles and guidelines. These principles and guidelines address, among other matters, the size, composition and responsibilities of the Board and its Committees, including their oversight of management. The Committee also advises the Board with respect to the charter, structure and operation of each Committee of the Board. The Nominating and Corporate Governance Committee oversees the evaluation of the Board and officers of the Company and reviews and periodically reports to the Board on matters concerning Company succession planning. The Committee has full access to any relevant records of the Company and may retain outside consultants to advise it. The Committee has the ultimate authority and responsibility to engage or terminate any outside consultant to identify Director candidate(s) and to approve the terms and fees of such engagement of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel, or any other person meet with any members of, or consultants to, the Committee.

The Company’s Board has charged the Nominating and Corporate Governance Committee with identifying individuals qualified to become members of the Board and recommending Director nominees for each Annual Meeting, including the recommendation of nominees to fill any vacancies on the Board. The Nominating and Corporate Governance Committee considers Director candidates suggested by its members, other Directors, officers and stockholders. Stockholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Corporate Governance Committee of the Board of Directors of CARBO Ceramics Inc., 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079. To assist it in identifying Director candidates, the Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking.

All Director candidates, including those recommended by stockholders, are evaluated on the same basis. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards (including independence standards) and diversity of membership. The Company’s Corporate Governance Guidelines require the Nominating and Governance Committee to consider all aspects of each candidate’s qualifications and skills with a view to creating a Board with a diversity of experience and perspectives, including diversity with respect to race, gender, geography, and areas of expertise.  Accordingly, the Nominating and Governance Committee must consider (and will ask any search firm that it engages to provide) a slate of diverse candidates including, but not limited to, women and minorities. The Board recognizes the importance of soliciting new candidates for membership on the Board and that the needs of the Boards, in terms of the relative experience and other qualifications of candidates, may change over time. In determining the needs of the Board and the Company, the Nominating and Corporate Governance Committee considers the qualifications of sitting Directors and consults with the Board, the Chief Executive Officer and certain other officers and, where appropriate, external advisors. All Directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various Committees, as well as in less formal contacts with management. Director candidates, other than sitting Directors, are interviewed at the direction of the Committee, which may include (at the Committee’s direction) interviews by the Chairman of the Board, other Directors, the Chief Executive Officer and certain other officers, and the results of those interviews are considered by the Committee in its deliberations.

The members of the Nominating and Corporate Governance Committee constitute all of the non-management Directors on the Board. As the Chairman of the Nominating and Corporate Governance Committee, William C. Morris serves as the presiding Director for non-management executive sessions of these Directors.

CARBO CERAMICS INC 2019 Proxy Statement	9

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to its Directors and employees, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics, including future amendments, is available free of charge on the Company’s website at www.carboceramics.com or by writing to the Company at: CARBO Ceramics Inc., c/o General Counsel, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079. The Company will also post on its website any amendment to or waiver under the Code of Business Conduct and Ethics granted to any of its Directors or executive officers. No such waivers were requested or granted in 2018.

CERTAIN RELATED PARTY TRANSACTIONS

The Audit Committee reviews related person transactions in accordance with the Company’s Code of Business Conduct and Ethics and applicable SEC guidelines. Such reviews are conducted periodically, but no less frequently than annually, and are reflected in the minutes of the Audit Committee meetings. In accordance with Company policies, Directors, officers and employees, and their family members, may not engage in transactions that create conflicts of interest with the Company. Each of our Directors and executive officers is instructed and periodically reminded to inform the General Counsel or Chief Financial Officer of any potential related party transactions. In addition, each such Director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions. Moreover, through its accounting department, management conducts an annual review of accounting records for potential related party transactions. Based on the information provided from all relevant sources, the General Counsel evaluates potential conflicts. The Chief Financial Officer or General Counsel, as the case may be, brings relevant transactions to the attention of the Audit Committee. The Audit Committee then considers those transactions in accordance with its charter and reports to the Board on its conclusions and recommendations, with any members involved in the subject transaction abstaining from discussion and voting. The Audit Committee takes into account, among other things, the details of the transaction, whether the transaction was voluntarily disclosed in advance or as soon as the conflict became apparent, whether the terms are fair to the Company, whether there are genuine business reasons for the Company to enter into the transaction, and the opinion of counsel whether the transaction represents an improper conflict for any Director or executive officer.

In May 2016, the Company received proceeds of $25.0 million from the issuance of separate unsecured Promissory Notes (the “Notes”) to Director William C. Morris and Robert S. Rubin, who was then a Director, in the principal amounts of $20.0 million and $5.0 million respectively.  During 2017 and 2018, the Company made a total of $2.0 million and $0, respectively, in interest payments as payment-in-kind and capitalized the resulting amount to the outstanding principal balances.  During 2017 and 2018, the Company made a total of $0 and $1.9 million, respectively, in cash interest payments.  Each Note matured on April 1, 2019 and beared interest at 7.00 percent.  The Company repaid both Notes totaling $27.0 million in principal and an additional $0.9 million in cash interest on April 1, 2019.

On March 2, 2017, the Company entered into an Amended and Restated Credit Agreement (the “New Credit Agreement”) with our stockholder Wilks Brothers, LLC (“Wilks”) to replace our current term loan with Wells Fargo Bank, National Association (“Wells Fargo”) and provide the Company with additional liquidity for a longer term. The New Credit Agreement is a $65,000,000 facility maturing on December 31, 2022, that consists of a $52,651,000 term loan made at closing to pay off Wells Fargo and an additional term loan of $12,349,000 that was made to the Company after the Company satisfied certain post-closing conditions. The Company’s obligations bear interest at 9.00 percent and are guaranteed by its two domestic operating subsidiaries. No principal repayments are required until maturity (except in certain circumstances), and there are no financial covenants.  As of March 18, 2019, $65,000,000 principal amount is outstanding.  As a result of the sale of our Millen, Georgia plant, within 270 days of completion of all post-closing matters relating to the sale, the Company is required to use 100% of the Net Cash Proceeds (as defined in the New Credit Agreement) from the sale to either (1) prepay the outstanding principal amount of the Term Loans or (2) reinvest in fixed or capital assets of any Credit Party.  The Company is currently evaluating these options, and the Company may engage in negotiations with its lenders with respect to other options.  As of December 31, 2018, the Company has classified $15,733 of the outstanding debt as current liabilities, which represents an estimate of the Net Cash Proceeds that the Company would be required to prepay if it did not reinvest in fixed or capital assets.  In lieu of making cash interest payments, the Company had the option during the first two years of the loan to make interest payments as payment-in-kind, or PIK, by applying an 11.00 percent rate to the interest payment due (instead of the 9.00 percent cash interest rate) and capitalizing the resulting amount to the outstanding principal balance of the loan. The Company did not exercise the option to make interest payments as PIK and instead made cash interest payments.  During 2017 and 2018, the Company made $1.6 million and $5.8 million, respectively, in cash interest payments.  The loan cannot be prepaid during the first three years without making the lenders whole for interest that would have been payable over the entire remaining term of the loan. The Company’s obligations under the New Credit Agreement are secured by: (i) a pledge of all accounts receivable and inventory, (ii) cash in certain accounts, (iii) domestic distribution assets residing on owned real property, (iv) the Company’s Marshfield, Wisconsin and Toomsboro, Georgia plant facilities and

10	CARBO CERAMICS INC 2019 Proxy Statement

equipment, and (v) certain real property interests in mines and minerals. Other liens previously in favor of Wells Fargo were released.

On March 2, 2017, in connection with entry into the New Credit Agreement, the Company issued a Warrant (the “Warrant”) to Wilks.  Subject to the terms of the Warrant, the Warrant entitles the holder thereof to purchase up to 523,022 shares of the Common Stock, at an exercise price of $14.91 per share, payable in cash.  The Warrant expires on December 31, 2022.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of the Company’s non-employee Directors. Mr. Kolstad did not receive any additional compensation for his service on the Board in 2018. Compensation received by Mr. Kolstad in his capacity as President and Chief Executive Officer is disclosed under “Modified Compensation Discussion and Analysis” below.  We note that Ms. Mashinski, who was appointed to the Board on January 22, 2019, is not included in this table and did not receive any compensation from the Company during 2018.

Director Compensation for Fiscal Year 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sigmund L. Cornelius	61,000	80,004	—	—	—	—	141,004
Chad C. Deaton	51,000	80,004	—	—	—	—	131,004
H. E. Lentz, Jr.	61,000	80,004	—	—	—	—	141,004
Randy L. Limbacher	51,000	80,004	—	—	—	—	131,004
William C. Morris	68,000	—	—	—	—	—	68,000
Robert S. Rubin (2)	13,000	—	—	—	—	—	13,000

(1)

Amounts shown represent the value of the 7,498 shares of stock granted to each Director, excluding Mr. Rubin, who was not a Director at the time of the grant and excluding Mr. Morris, who elected to receive 0 shares, on May 23, 2018, the first business day after last year’s Annual Meeting, computed by multiplying the closing price of the Company’s stock on the date of grant by the number of shares subject to the grant.

(2)	Mr. Rubin passed away on March 17, 2018.

Cash Fees. Directors who are not employees of the Company are paid a quarterly cash retainer of $10,000 plus $2,000 for each meeting of the Board that they attend, all paid on a quarterly basis. Non-employee Directors also receive $1,000 for each Committee meeting that they attend that does not immediately precede or follow a meeting of the Board, also paid on a quarterly basis. Effective July 1, 2016, the Directors voluntarily reduced their quarterly cash retainers to $8,000.  In addition to their compensation as Directors, the Chairmen of the Audit and Compensation Committees each receive $10,000 annually as compensation for their service as Chairmen of these Committees. The Chairman of the Nominating and Corporate Governance Committee does not currently receive a separate payment for service as Chairman of this Committee. In addition to his compensation as a Director, the Chairman of the Board receives $20,000 annually as compensation for his service as Chairman of the Board, paid quarterly in equal installments. All Directors are reimbursed for out-of-pocket expenses incurred by them in attending meetings of the Board and its Committees and otherwise in performing their duties.

Equity Awards. Each non-employee Director who is serving in such capacity on the first business day after each Annual Meeting of Stockholders receives an annual grant of Common Stock with a market value of $100,000 as of such date (each, an “Annual Director Stock Grant”). However, in consideration of numerous cost reduction efforts being undertaken by the Company, beginning in March 2016 the Board voluntarily reduced the value of the Annual Director Stock Grant from $100,000 to $80,000 for 2016, 2017 and 2018. Mr. Morris waived his 2016, 2017 and 2018 Annual Director Stock Grants altogether.  In 2018, each non-employee Director (other than Messrs. Rubin and Morris) received 7,498 shares of Common Stock as an Annual Director Stock Grant.

Stock Ownership Requirements. Each non-employee Director is required to hold a minimum amount of shares of Common Stock (including shares of restricted stock) equal to all shares received as Annual Director Stock Grants during their tenure as a Director.  Each non-employee Director currently meets this requirement.

CARBO CERAMICS INC 2019 Proxy Statement	11

BOARD RESPONSIVENESS TO OUR STOCKHOLDERS

Our Response to Stockholders

Stockholder Outreach

We are committed to engaging in constructive and meaningful conversations with our stockholders and building long-term relationships based on mutual trust and respect. We value input from our stockholders and believe that regular and effective communication strengthens the Company.

CARBO’s Board and management team were disappointed with the result of the 2018 Say on Pay vote, which received 60.4 percent support.  Throughout 2018 and into early 2019, we undertook an extensive effort to understand our stockholders’ interests and requested meetings with stockholders representing approximately 81 percent of our outstanding stock. One stockholder commented, “We engage hundreds of companies a year and this has been a model engagement.”

In total, senior management from human resources, investor relations and finance conducted meetings with stockholders representing approximately 43 percent of our outstanding stock, and our Chairman of the Compensation Committee, H.E. Lentz, Jr., met with stockholders representing approximately 55 percent of that group.

As a result of our communications with our stockholders, we implemented several changes to our governance and compensation program for both 2018 and 2019. Our Compensation Committee believes that these changes to our program going forward reflect our ongoing commitment to our stockholders. Although 2019 program changes are discussed here, the full impact of these changes will be reflected in the proxy statement for the 2020 Annual Meeting of Stockholders.

Stockholder Outreach by the Numbers

We held meetings with stockholders representing approximately 43% of our outstanding shares.	We requested meetings with stockholders representing approximately 80% of our outstanding shares.

What We Heard

Our outreach meetings gave us the opportunity to engage our stockholders on the issues most important to them, as well as discuss our strategy and the industry dynamics we face. Specific matters discussed during these meetings included execution of our strategy, alignment of our executive compensation program with performance and board composition and governance. We heard constructive comments over the course of these conversations, in particular:

1.	Consider board governance matters
2.	Consider the appropriateness of executive pay
3.	Consider the appropriateness of long-term incentive (“LTI”) mix and design
4.	Consider executive stock ownership requirements

12	CARBO CERAMICS INC 2019 Proxy Statement

Company Responsiveness

After our constructive engagement with stockholders, we implemented the following changes which we believe are in the best interest of our stockholders and CARBO:

What We Heard	What We Did
✔ Consider board governance matters

•       We added a female director in January 2019, and revised the Company’s Corporate Governance Guidelines to require that the Nominating and Corporate Governance Committee consider a slate of diverse candidates with respect to gender and race for all director openings.

•       In January 2019, the Company’s Corporate Governance Guidelines were revised to include a mandatory retirement age for directors.  Unless otherwise waived by the Board, a director is required to submit his or her resignation from the Board at the end of the term in which he or she attains 76 years of age.

•       Following the 2019 Annual Stockholder Meeting, if all nominees are elected, our average director tenure will decrease: three directors will have 10 years or less tenure with CARBO and three directors will have more than 10 years of tenure.

•       In 2019, the Company’s By Laws were amended to provide for a majority voting standard and for a director resignation process for the election of directors in uncontested elections, rather than a plurality voting standard.

✔ Consider the appropriateness of executive pay

•       For 2018, we reviewed target compensation levels and determined to hold target pay flat for our NEOs.  In addition, on November 1, 2018, the CEO voluntarily elected to reduce his base salary by $100,000.

•       Based on performance during 2018, the Compensation Committee determined that no annual incentive payments would be earned for fiscal year 2018 given the Company’s performance against pre-established goals.

•       The Compensation Committee determined that 30 percent of the earned fiscal year 2017 annual incentive, which was withheld in 2017 and made subject to an additional 2018 performance criterion, would be forfeited. The forfeited amount for the CEO was $167,471.

•       For 2019, the Compensation Committee reviewed and modified our Peer Group to include a larger number of more size-appropriate companies in industries representative of our transformative strategy.

•       Additionally, for 2019, the CEO recommended and the Board approved total LTI award reductions of approximately 39 percent for the CEO and 11 percent for our other NEOs.  In 2019, the CEO was granted equity awards, restricted stock and restricted stock units, valued at $591,600.

✔ Consider the appropriateness of LTI mix and design

•       Beginning in 2018, awards under the long-term incentive award program require positive stockholder return for payouts greater than 100 percent.

•       For 2019, we increased weighting of performance-based long-term incentive awards to 60 percent of the total long-term incentive mix (previously weighted 40 percent).

•       Beginning in 2019, Relative Total Stockholder Return will be measured once at the end of the three-year period rather than using four distinct measurement periods as in the past and payout at target will require above-median performance, the 52nd percentile.

•       Beginning in 2019, long term performance-based cash award agreements no longer allow partial vesting for terminations without cause.

✔ Consider executive stock ownership requirements

•       In 2019, a formal Stock Ownership Policy was adopted requiring stock ownership of five times base salary for the CEO and two times base salary for other specifically designated officers. The ownership requirement will be calculated and set at the time the officer is appointed as such.

•       In 2019, a formal Anti-Hedging and Pledging Policy was adopted for specifically designated officers.

The significant changes made to our governance and compensation plans in the last year demonstrates CARBO’s commitment to keeping our stockholders apprised of our business results and being responsive to stockholder feedback.  As a smaller reporting company, we are no longer required to provide a Compensation Discussion and Analysis but as part of our on-going stockholder outreach efforts, we will continue to provide many of those details in our proxy, although in a slightly different format (“Modified Compensation Discussion and Analysis” or “MCD&A”). We hope that our responsiveness to stockholder feedback supports your vote in favor of our revised compensation program.

CARBO CERAMICS INC 2019 Proxy Statement	13

MODIFIED COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this MCD&A, we will highlight the objectives and design of our executive compensation program and provide detailed compensation data for the Chief Executive Officer and the two most highly compensated executive officers (other than our Chief Executive Officer:

•	Gary Kolstad, President and Chief Executive Officer
•	Ernesto Bautista, III, Vice President and Chief Financial Officer
•	Don P. Conkle, Vice President of Marketing and Sales

Market Context and Company Strategy and Performance

In fiscal year 2018, oilfield services companies continued to experience considerable cost pressure driven by the severe industry downturn that began in late 2014.  Our primary end users, exploration and production (“E&P”) operators, continued a movement to reduce capital budgets, which impacted the type of oilfield products and services in demand.  The prioritization of low-cost completions over long-term production had a negative impact on oilfield service companies such as CARBO.  Due to the focus on low-cost completions, some of our E&P clients opted for proppants that differ from our long-standing core competency and dominant source of revenue, base ceramic.  In order to reduce our reliance on the cyclical oil and gas industry, CARBO responded by focusing its efforts on a transformation strategy to add revenue streams to build a more diversified, stable and profitable company.

In 2014, base ceramic represented approximately 80 percent of our consolidated revenue.  By 2018, it represented only approximately 20 percent.  Our growing industrial sector and environmental businesses contributed nearly 25 percent of our total revenue in 2018.  Our change in strategy reflects CARBO’s responsiveness to macroeconomic conditions.  We are proactively addressing changes in the oil and gas services industry by undergoing a strategic transformation designed to diversify revenue streams and return the Company to profitability.

14	CARBO CERAMICS INC 2019 Proxy Statement

Progress on our strategic objectives to transform the Company include:

Strategic Objective	Progress
✔ Reduce costs	• Right-sized the organization • Generated cash from idled assets • Changed sales and distribution models
✔ Limit capital expenditures	• 2017 $2.6 million • 2018 $2.0 million
✔ Grow revenue and leverage our strengths in technology

•      2016 $103.051 million in consolidated revenue

•      2017 $188.756 million in consolidated revenue

•      2018 $210.745 million in consolidated revenue

•      From 2017 to 2018, the oilfield sector revenue increased approximately 14 percent (excluding prior year Russia proppant sales), the industrial sector increased approximately 24 percent and the environmental business increased approximately 39 percent

•     From 2017 to 2018, sales of technology-driven oilfield products increased 15 percent

✔ Improve cash position

•      2018 year-end total cash of approximately $83 million, with approximately $92 million in debt, representing minimal net debt

•      Generated positive cash flow from operations for the second half of 2018

•      Excluding the proceeds from the sale of Millen facility, total cash grew in the second half of 2018 by approximately $6 million

•      Sold Millen, GA manufacturing facility for a sales price of $23 million

✔ Obtain positive EBITDA*	• 2016 ($70.378 million) • 2017 ($49.432 million) • 2018 ($29.519 million) • 2018 Adjusted EBITDA gains of approximately $20 million resulted in 91 percent fall through
✔ Expand Contract Manufacturing opportunities

•      Made a strategic investment for a contract manufacturing opportunity with PicOnyx, Inc., a provider of an environmentally safe alternative to carbon black

•      Renewed and entered into a long-term agricultural contract manufacturing agreement

We believe that our progress on these strategic initiatives demonstrates the effectiveness of our transformation and that this progress will position the Company towards returning to positive EBITDA and improved cash flow in the near future.

*EBITDA is a non-GAAP financial measure.  EBITDA as presented in this table has been adjusted for certain non-recurring items (“Adjusted EBITDA”).  See discussion and reconciliation in the Supplemental Information section of this proxy statement.

CARBO CERAMICS INC 2019 Proxy Statement	15

Pay and Performance Alignment:  CEO Granted vs. Realized Pay

During this period of transformation, our Compensation Committee has been committed to ensuring our compensation programs align with the stockholder experience. As we progress on our strategic repositioning, the compensation realized by our CEO has been meaningfully below granted pay.  The following chart illustrates this relationship by comparing our CEO’s granted and realized pay over the prior three years.  Over the 2016-2018 period, our CEO’s aggregate realized pay was approximately 38 percent lower than his aggregate target pay.

Note:  Granted pay reflects base salary, actual bonus payouts, and the grant date value of restricted stock, cash-settled restricted stock units and cash-based performance units for the years reported.  Realized pay reflects base salary, actual bonus payouts, the value of vested restricted stock following the expiration of the two-year holding period, the value of vested restricted stock units upon vesting and the value of cash-based performance units based on projected payouts.

In 2018, our NEOs did not earn a payout under the annual bonus program and earned a long-term incentive payout of 59 percent. Payouts under our incentive programs reflect our commitment to aligning our compensation programs with the experience of our stockholders.

16	CARBO CERAMICS INC 2019 Proxy Statement

Governance and Compensation Best Practices

The Company’s compensation program has been designed to support a strong governance model. Key elements of the program in support of this objective include:

What We Do	What We Don’t Do

✔      Determine annual incentive compensation  based upon the achievement of pre-established performance goals

✔      Determine long-term performance award payouts  based upon the achievement of pre-established performance goals

✔      Target the market median for all elements of compensation

✔      Require NEOs to hold vested shares of restricted stock for two years post-vesting

✔      Require stock ownership of five times base salary for the CEO and two times base salary for specifically designated officers

✔      Maintain a clawback policy for executive equity and cash incentive awards

✔      Evaluate the risk of our compensation program annually

✔      Use an independent compensation consultant

✔      Follow a Compensation Committee charter

✔     Hold regular executive sessions of the Compensation Committee without management present

✔      Active stockholder engagement

✔      Independent Board except CEO

✔      Majority vote standard in uncontested elections

✔      Diversity policy for director elections and annual election of all directors

✔      Mandatory director retirement age

✘      No tax gross ups

✘      No short-term or speculative trading of Company stock

✘      No excessive perquisites

✘      No re-pricing of incentive awards

✘      No supplemental retirement plans

✘      No pledging or hedging for directors and designated officers

✘      No share recycling for shares withheld to pay the exercise price of options/SARs

Objectives and Elements of Compensation

The goal of the Company’s compensation program is to strengthen alignment between NEOs and stockholders’ interests and to help attract and retain qualified executives to enhance stockholder value. To achieve this goal, the Compensation Committee’s decisions are guided by the following principles:

•	Provide a competitive compensation package;
•	Relate compensation to the performance of the Company and the individual; and
•	Align employee objectives with the objectives of stockholders by encouraging executive stock ownership.

CARBO CERAMICS INC 2019 Proxy Statement	17

In order to achieve these objectives, the Compensation Committee uses a combination of cash, non-equity incentive awards and equity-based compensation. The Compensation Committee structures executive total direct compensation to emphasize performance through the annual incentive program and long-term incentives including long-term performance-based cash awards.   The Compensation Committee believes that the compensation program should promote long-term returns without motivating or rewarding excessive or inappropriate risk taking. The components of our compensation program and their purposes are summarized in the following chart:

	Compensation Element	Form	Purpose	Benchmark/Performance Metrics
Fixed	Base Salary	Cash	Competitive base salary that allows the Company to attract and retain executives	Benchmarked to compensation peer group average; adjusted for experience, responsibility, performance and potential
Performance based	Annual Incentive Awards	Cash	Reward executives for annual performance against Company fiscal year business plan	Net income (loss) before interest, income taxes, depreciation and amortization (“EBITDA”) Industrial Sales Growth End of Year Cash Consolidated Revenue
Performance based	Long-term Incentive Programs	Restricted Stock, Cash-Settled Restricted Stock Units and Long-term Performance-based Cash Awards	Promote the creation of long-term stockholder value and emphasize long term strategic objectives	Long Term Stock Appreciation Relative Total Stockholder Return New Technology Revenue

2018 Executive Compensation Program

In determining the total compensation to be awarded to NEOs in 2018, the Compensation Committee evaluated each executive’s overall performance in his respective position, as well as the Company’s overall financial performance. Key performance initiatives that were considered included improving cash position, reducing expenses, expanding revenue growth to business segments beyond base ceramic and sand, finding revenue streams with minimal capital investment, leading in the market through technology, and maintaining employee morale.

Base Salary. Base salaries reflect demonstrated experience, skills, and competencies of our NEOs. The Compensation Committee reviews the competitiveness and appropriateness of base salaries as part of the annual performance review process. The Company believes that base salaries should remain competitive in order to attract and retain superior executives particularly during our strategic transformation and the remaining elements of total compensation are all subject to variability or at risk.

The base salaries of our NEOs are compared annually to the base salaries of executives in similar positions. The Compensation Committee targets the Company’s NEOs’ base salaries at the 50th percentile of the Market Data (as defined below). Individual salaries are then set based on overall individual performance in the most recently completed twelve months as well as the NEOs’ experience, responsibility and potential, as determined by the Compensation Committee. In addition, Mr. Kolstad’s base salary remains subject to the requirements set forth in his employment agreement.

18	CARBO CERAMICS INC 2019 Proxy Statement

The following table provides our NEOs’ base salaries in 2017 and 2018, as well as the changes thereto.  In November 2018, Mr. Kolstad voluntarily reduced his base salary by $100,000 in response to continued challenging market conditions. Base salaries for our other NEOs were held flat during 2018.

Named Executive Officers	2017 Salary	2018 Salary (since April 1, 2017)	2018 Salary (effective November 1, 2018)
Kolstad	$837,500	$850,000	$750,000
Bautista	$365,000	$370,000	$370,000
Conkle	$415,000	$425,000	$425,000

Annual Incentives. Our annual incentive compensation program consists of performance-based cash incentives and is currently administered under the Amended and Restated 2014 CARBO Ceramics Inc. Omnibus Incentive Plan, (the “A&R 2014 Omnibus Plan”). In 2018, we used a balanced scorecard of multiple performance measures, including EBITDA, industrial revenue growth, end of year cash balance, and total revenue.  When we established the 2018 annual incentive performance measures, we removed pounds of sand sold which was a performance measure in 2017.  We replaced it with end of year cash balance given the importance of managing our cash during our strategic transformation.

The Company granted annual performance-based awards with market-based target incentive levels for each NEO.  Mr. Kolstad had a target award of 100 percent of base salary and Messrs. Conkle and Bautista had a target award of 75 percent of base salary.

The performance schedule for measures were as follows ($ in millions). Payouts are interpolated on a straight-line basis for performance between threshold and target, and target and maximum.

	Performance Payout Percentage	EBITDA(1) Weighted 50% of target award	Industrial Revenue Growth(2) Weighted 15% of target award	End of Year Cash (3) Weighted 20% of target award	Total Revenue(4) Weighted at 15% of target award
Below threshold		Less than	Less than	Less than	Less than
	0%	$(10)	$162.5%	$70	$220
At threshold	50%	$(10)	$162.5%	$70	$220
At target	100%	$—	$244%	$79.3	$249
At maximum	200%	$20	$325%	$100	$300

(1)	EBITDA is calculated as consolidated net income (loss) before interest, income taxes and depreciation and amortization.
(2)

Industrial Revenue Growth is calculated by comparing the total of revenue for CARBO industrial technologies’ sales including ceramic technologies, contract manufacturing and ASSETGUARD industrial sales, in fiscal year 2017 with such revenue for fiscal year 2018.

(3)	End of Year Cash was calculated less proceeds from the sale of the Millen facility.
(4)	Total revenue is computed as the consolidated revenue presented in the Company’s annual audited financial statements as filed with the SEC.

After reviewing the Company’s performance with respect to these performance measures, the Compensation Committee determined the payout percentage for each metric and payout for each NEO under the annual performance-based cash award. For 2018, no payout under the annual incentive was earned, as shown in the table below.  EBITDA is a non-GAAP financial measure.  See discussion and reconciliation in the Supplemental Information section of this proxy statement.

Performance Criteria	2018 Actual Results
EBITDA	$(31,433,000)
Industrial Sales Growth	Below target
End of Year Cash*	$61,216,000
Total Revenue	$210,745,000

*excludes proceeds from the sale of Millen

CARBO CERAMICS INC 2019 Proxy Statement	19

NEO	Target Bonus	Total Weighted Payout Percentage	Total Earned
Kolstad	$850,000	—	$—
Bautista	$277,500	—	$—
Conkle	$318,750	—	$—

Previously Granted Award.  In 2017, in response to the ongoing challenging industry conditions, the Compensation Committee withheld 30 percent of the earned 2017 bonus payout and made it subject to an additional performance criterion:  if the Company’s cash balance on September 30, 2018 was as planned, the amount withheld would be paid; if not, such withheld amounts would be forfeited.  The table below provides a summary of the portion of the 2017 bonus withheld and subject to the additional performance criterion. As this cash-balance goal was not achieved, these amounts were forfeited.

NEO	2017 Bonus Withheld Subject to 2018 Performance	Total Earned
Kolstad	$167,471	$—
Bautista	$54,740	$—
Conkle	$62,239	$—

Long-Term Incentives. Our long-term incentive program is designed to align the interests of our NEOs with stockholders and reward for the achievement of long-term goals. The Company strongly believes that this objective is achieved when NEOs are provided with an opportunity to acquire an equity interest in the Company through ownership of the Company’s Common Stock and when NEOs are incentivized for strategic long-term performance. The Company previously awarded long-term incentives under the CARBO Ceramics Inc. 2009 Omnibus Incentive Plan (the “2009 Omnibus Plan”) and upon its expiration, the Company adopted the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan (the “2014 Omnibus Plan” and, together with the A&R 2014 Omnibus Plan, the “Omnibus Plans”), which was subsequently amended and restated as the A&R 2014 Omnibus Plan. Long-term incentive grants are traditionally granted at the first Board meeting held shortly after the year-end close of the Company’s books. Long-term incentive awards are targeted at the 50th percentile of the Market Data, based upon prior year performance.

We utilize restricted stock, cash-settled restricted stock units, and long-term performance-based cash awards as our long-term incentive vehicles. Restricted stock and cash-settled restricted stock units provide NEOs an ownership stake in the Company, encouraging sustained long-term performance and providing an important retention element to the Company’s executive compensation program. Long-term performance-based cash awards are used to reward performance of long-term strategic initiatives.    In 2018, long-term incentives were granted with 60 percent of the total award in restricted stock and cash-settled restricted stock units and 40 percent in long-term performance-based cash awards as described further below.

Restricted Stock and Cash-Settled Restricted Stock Units. Restricted stock and cash-settled restricted stock units are granted to NEOs with three-year ratable vesting and are generally forfeited as to unvested shares/units if the executive leaves the Company. To further enhance retention and encourage officers to retain ownership of Company stock, the restricted stock awards are subject to an additional two-year holding period after vesting. However, if a NEO’s employment terminates prior to the end of such two-year period, the stock will cease to be subject to the two-year transfer restriction at the time of termination.

In 2018, restricted stock awards represented approximately 49.6 percent of the CEO’s LTI mix and 51 percent of the other NEOs’ LTI mix; cash-settled restricted stock units represented approximately 10.3 percent of the CEO’s LTI mix and 9 percent of the other NEOs’ LTI mix.

Long-Term Performance-Based Cash Awards. Under the terms of the A&R 2014 Omnibus Plan, the Compensation Committee may grant performance-based cash awards to our NEOs which will be paid depending upon the achievement of certain pre-determined financial benchmarks measured over a specified performance period. Payments under such grants, if any, are paid at the end of the applicable performance period based upon the Company’s actual performance against the benchmarks during such period.

In 2018, the Compensation Committee granted long-term performance-based cash awards to the NEOs subject to a performance period beginning January 1, 2018, and ending on December 31, 2020. In order to further enhance pay and performance alignment, Relative Total Stockholder Return and New Technology Revenue were established as the performance metrics for these awards, each weighted 50 percent. Payments under the performance-based cash awards will be made after the end of the three-year performance period, subject to continued employment.

20	CARBO CERAMICS INC 2019 Proxy Statement

For awards granted in 2018 and prior, Relative Total Stockholder Return will be measured four times: three one-year periods, determining 75 percent of the award value, and one cumulative three-year period, determining the remaining 25 percent. CARBO total stockholder return will be compared against total stockholder return of companies that comprise the Similar Companies (as defined below), OSX Index and S&P SmallCap 600 Oil & Gas Equipment & Services Index. Each comparison will be weighted 1/3rd. The Company believes comparing relative total stockholder return to the broad base of companies in our peer group, the OSX index and S&P SmallCap 600 Oil & Gas Equipment & Services Index provides a challenging metric.

For awards granted in 2018 and prior, Relative Total Stockholder Return will be calculated using the average 20 trading day stock price leading up to the beginning and end of each measurement period, in accordance with the following formula: (average ending price — average beginning price + dividends paid during measurement period (assuming reinvestment of dividends)) / average beginning price. Performance at the 25th percentile is required to receive any payout under the relative total stockholder return metric. Performance at the 25th percentile will pay 50 percent of target, performance at the 50th percentile will pay 100 percent of target, and performance at or above the 75th percentile will pay 200 percent of target. Payouts under the plan will not exceed 200 percent of target. Beginning in 2018, payouts above target require positive stockholder return.  Payouts will be interpolated on a straight-line basis for performance between the 25th and 50th percentile, and the 50th and 75th percentile.  Payment under these awards remains subject to continued vesting conditions through the remainder of the three-year performance period.

New Technology Revenue was selected as a performance measure given its strategic long-term importance to the Company. The Compensation Committee believes that these technologies are key to CARBO’s future success. The Compensation Committee has adopted measurable, rigorous new technology revenue targets that are achievable but challenge NEOs to drive business results that produce stockholder value.

For awards granted in 2018, New Technology Revenue recognized in accordance with GAAP will be measured once, at the end of the three-year performance period. The performance schedule for measures were as follows ($ in millions). Payouts will be interpolated on a straight-line basis for performance between threshold and target, and target and maximum.

	Performance Payout Percentage	New Technology Revenue
Below threshold		Less than
	0%	$76.75
At threshold	50%	$76.75
At target	100%	$153.5
At maximum	200%	$230.25

Previously Awarded Long-Term Performance-Based Cash Awards

2018 Award Performance.  For the 2018 long-term performance-based cash awards described above, Relative Total Stockholder Return earned 0 percent of target for the 2018 one-year performance period. Performance was at the 24.8th percentile of Similar Companies, 12th percentile of the OSX Index and 17th percentile of the S&P SmallCap 600 Oil & Gas Equipment & Services Index. Payment related to any performance period will remain subject to the continued vesting conditions through the remainder of the three-year performance period.

2017 Award Performance. In 2017, the Compensation Committee granted long-term performance-based cash awards to NEOs under the terms of the 2014 Omnibus Plan.  Awards granted in 2017 are subject to a performance period beginning January 1, 2017, and ending on December 31, 2019.  Relative Total Stockholder Return (weighted 50 percent) and New Technology Revenue (weighted 50 percent) were established as the performance metrics for this award.  Under the 2017 award, the Relative Total Stockholder Return metric earned 200 percent of target for the 2017 one-year performance period and 0 percent of the target for the 2018 one-year performance period.  New Technology Revenue performance will be measured at the end of the three-year period and performance at the 25th percentile is required to receive any payout under the New Technology Revenue metric. Performance at the 25th percentile ($75 million) will pay 50 percent of target, performance at the 50th percentile ($150 million) will pay 100 percent of target, and performance at or above the 75th percentile ($225 million) will pay 200 percent of target. Payouts under the plan will not exceed 200 percent of target and will be interpolated on a straight-line basis for performance between the 25th and 50th percentile, and the 50th and 75th percentile.  Payouts under the 2017 performance-based cash awards will be made after the end of the three-year performance period, subject to continued employment.

2016 Award Performance. In 2016, the Compensation Committee granted long-term performance-based cash awards to NEOs under the terms of the 2014 Omnibus Plan. Awards granted in 2016 were subject to a performance period beginning January 1, 2016, and ending on December 31, 2018.  Relative Total Stockholder Return (weighted 50 percent) and New Technology Revenue

CARBO CERAMICS INC 2019 Proxy Statement	21

(weighted 50 percent) were established as the performance metrics for this award. Under the 2016 award, the Relative Total Stockholder Return metric earned 0 percent of the target for the 2016 one-year performance period, 200 percent of the target for the 2017 one-year performance period and 0 percent for the 2018 one-year performance period. For the period 2016-2018, the Relative Total Stockholder Return metric earned 44 percent of the target.  Performance was at the 34th percentile of Similar Companies, 19th percentile of the OSX Index and 32th percentile of the S&P SmallCap 600 Oil & Gas Equipment & Services Index. Under the New Technology Revenue metric, performance was $85.25 million which was above threshold but below target.  The New Technology target award was earned at 56.8 percent of target.  Performance at the 25th percentile was required to receive any payout under the New Technology Revenue metric. Performance at the 25th percentile ($75 million) would have paid 50 percent of target, performance at the 50th percentile ($150 million) would have paid 100 percent of target, and performance at or above the 75th percentile ($225 million) would have paid 200 percent of target. Payouts under the plan could not exceed 200 percent of target and were interpolated on a straight-line basis for performance between the 25th and 50th percentile, and the 50th and 75th percentile.  The resulting payments to Messrs. Kolstad, Bautista and Conkle were $815,471, $142,538 and $168,454, respectively, equal to 59 percent of target.

For more information regarding potential payouts to our NEOs under the grants of long term performance-based cash awards, see “Grants of Plan-Based Awards in the Fiscal Year 2018” and “Potential Termination and Change in Control Payments” below.

Forward-Looking Changes. The following changes were made to our long-term incentive program for 2019.

•

Increased the weighting of performance-based awards – changed our LTI mix to be weighted 40 percent in restricted stock and cash-settled restricted stock units and 60 percent in long-term performance-based cash awards; and

•

Beginning for long-term performance-based cash awards granted in 2019, Relative Total Stockholder Return will be measured once for the cumulative three-year period, replacing the four measurement periods used in prior awards and payout at target will require above-median performance, the 52nd percentile.

Competitive Market Position and Peer Group

To further emphasize the alignment between Company performance and executive pay and to ensure compensation is competitive, the Compensation Committee targets the 50th percentile for total compensation (base salary and short-term and long-term incentives), as reflected by compensation data (“Market Data”). The Market Data, provided to the Compensation Committee by Frederic W. Cook & Co., Inc. (“FW Cook”), the Company’s independent compensation consultant, includes compensation information from the Company’s peer group companies (“Similar Companies”).

For purposes of setting 2018 compensation, the Similar Companies used by the Compensation Committee included the following companies:

Basic Energy Services, Inc.	Dril-Quip, Inc.
Flotek Industries, Inc.	Forum Energy Technologies
Hornbeck Offshore Services, Inc.	ION Geophysical Corporation
KMG Chemicals	Mammoth Energy Services
Newpark Resources, Inc.	Pioneer Energy Services
TESCO Corporation	Unit Corporation

Our peer group was selected based on companies that broadly represent related drilling and oilfield services businesses and are of reasonably comparable revenue size to CARBO.  None of the companies included in our peer group represent our direct competitors.  When CARBO recruits executive talent, the primary source for recruiting is technically-oriented oilfield service companies.  While some of these companies have larger market capitalizations, these companies represent the market in which we most directly compete for qualified professionals. As a whole, our peer group reflects companies with related operations, of reasonably similar size, and with which we compete for talent.

Forward-Looking Changes. Based on input from our stockholder outreach, we implemented the following changes to our peer group for 2019 which we believe are in the best interest of our stockholders and CARBO. We removed 5 outsized peers and added 7 more appropriately sized companies, resulting in a 14-company peer group with an industry mix reflective of our transformation strategy.  When selecting our peer group, we considered industry, size, relevance (competitors for capital, comparable end-markets and comparable scope and/or complexity) and adequate disclosures.  Due to the limited number of relevant competitors, we evaluated companies with trailing twelve-month revenue and market cap within a range of approximately 0.25 to four times that of CARBO.  While we do not compete directly with some of these companies for talent, they are reasonably comparable to CARBO in size and industry focus.

22	CARBO CERAMICS INC 2019 Proxy Statement

American Vanguard	DMC Global
Dril-Quip, Inc.	Flotek Industries, Inc.
Forum Energy Technologies	Graham Corporation
Hornbeck Offshore Services, Inc.	ION Geophysical Corporation
Key Energy Services	KMG Chemicals
NCS Multistage	Pioneer Energy Services
Quintana Energy Services	Smart Sand

Other Compensation Items

Termination and Change in Control. Mr. Kolstad’s employment agreement provides for certain payments to be made in the event of his termination of employment both before and following a change in control. These provisions were part of the employment agreement negotiated with Mr. Kolstad in connection with his joining the Company. The Company believes that having these provisions in the employment agreement enables Mr. Kolstad to focus on the performance of his job by providing him with security in the event of certain terminations of employment or a change in control.

In March 2012, the Board authorized the Company to enter into a change in control severance agreement (each, a “CIC Agreement”) with Mr. Bautista. The Board also authorized the Company to enter into a CIC Agreement with Mr. Conkle upon his joining the Company in October 2012.  For more information regarding these agreements, see “Potential Termination and Change in Control Payments” below. The restricted stock and cash-settled restricted stock units issued by the Company and long-term performance-based cash awards vest immediately upon a change in control of the Company. These vesting provisions are designed to preserve employee productivity during the potentially disruptive time prior to a change in control by assuring them of their opportunity to realize the value of their stock and any outstanding long-term performance-based cash awards.

Retirement. The Company does not provide retirement benefits to its NEOs other than pursuant to its tax-qualified Savings and Profit Sharing Plan available to all employees on the same terms.

Perquisites. The Company’s NEOs are primarily compensated with cash and incentive awards and not perquisites. Perquisites provided to our NEOs are usually limited to items such as payment or reimbursement for club dues and fees and education expenses.

Clawback Provisions. In the event of a restatement of incorrect financial results, the Compensation Committee will review all cash and equity performance-based awards that were paid to (i) NEOs (within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended) and (ii) certain other members of senior management designated by the Compensation Committee for performance periods beginning after March 20, 2017 which occur during the restatement period. If any such incentive pay would have been lower had the level of achievement of applicable financial performance goals been calculated based on such restated financial results, the Compensation Committee will, if it determines appropriate in its sole discretion, to the extent permitted by governing law, require the reimbursement of the incremental portion of the incentive pay in excess of the incentive pay that would have been paid based on the restated financial results.

Risk Assessment. Reviews of potential risk associated with all of the components of the Company’s executive compensation program are conducted annually.  No material risks have been found. Specifically, our compensation is compared to market data, our annual and long-term cash incentives are based on multiple performance criteria, restricted stock and cash-settled restricted stock unit awards generally have a three-year vesting horizon and officers are required to hold any shares received two years after vesting, and a significant portion of executive pay is tied to Company performance over a three-year period.

Officer Stock Ownership Policy.  We understand that stockholders expect stock ownership and holding requirement policies for officers. To meet the expectations of our stockholders, we implemented a formal Stock Ownership Policy in 2019. The policy requires that designated officers hold an amount of CARBO stock equal in value to a multiple of their starting base salary in their officer position.  The CEO must hold CARBO stock equal in value to five times his starting base salary, and other designated officers must hold CARBO stock equal in value to two times their starting base salary (such amount, the “Minimum Shares”).  The determination of the value of shares of CARBO stock for the purposes of this policy is made using the value of such shares on the date they were granted to or acquired by the designated officer.  During the period of time required to reach the ownership requirement, designated officers must hold 100 percent of their shares. Once the stock ownership requirement is met, designated officers must hold the Minimum Shares for the duration of their employment as an officer.

Separately, designated officers are also required to hold their vested restricted shares for an additional two years following the vesting date of such shares.  For avoidance of doubt, shares held under this two-year holding requirement count towards the officer’s Minimum Shares for the purposes of our Stock Ownership Policy.

CARBO CERAMICS INC 2019 Proxy Statement	23

While prior to 2019, we did not have a formal stock ownership policy, our NEOs have historically held the vast majority of shares awarded to them and sold very few shares during their tenures. The table below shows the executive’s formal stock ownership requirements implemented in 2019, as well as the year in which the equivalent ownership levels were fulfilled by the executive, which predates implementation of the formal policy.

Executive	Requirement	Starting Base Salary	Year Fulfilled
Kolstad, CEO	5X base salary	$300,000	2009
Bautista, CFO	2X base salary	$265,000	2011
Conkle, VP Marketing & Sales	2X base salary	$355,000	2012

Since the year fulfilled, the NEOs have continued to hold these shares and more.  In addition, not only have our NEOs purchased shares, but they also have not sold any significant volume of shares granted since each started with the Company.  We believe that this represents the best alignment of interests between NEOs and shareholders.

Anti-Hedging and Pledging Policy. Directors and designated officers are prohibited from hedging or offsetting a decrease in the market value of Company stock or pledging or otherwise encumbering shares of Company stock as collateral in a margin account.

Summary Compensation Table

The following table sets forth information concerning (i) annual compensation paid during fiscal years ended December 31, 2016, 2017 and 2018 to the Company’s NEOs as of December 31, 2018.  Forward looking changes made to CEO pay in 2019 will include a base salary of $750,000 and stock awards of $591,600.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Gary A. Kolstad	2018	833,333	—	1,469,998	—	469,346	—	17,505	(3)	2,790,182
President and	2017	837,500	—	1,469,995	—	1,235,055	—	19,450		3,562,000
Chief Executive Officer	2016	651,667	—	925,500	—	243,199	—	18,797		1,839,163
Ernesto Bautista, III	2018	370,000	—	363,000	—	82,038	—	20,591	(3)	835,629
Vice President and	2017	365,000	—	363,003	—	297,978	—	19,450		1,045,431
Chief Financial Officer	2016	327,115	—	363,000	—	79,800	—	18,797		788,712
Don P. Conkle	2018	425,000	—	450,005	—	96,954	—	8,250	(4)	980,209
Vice President of	2017	415,000	—	450,007	—	349,930	—	8,100		1,223,037
Marketing and Sales	2016	370,192	—	429,006	—	87,780	—	7,950		894,928

(1)

The amounts shown do not reflect compensation actually received by the NEO. Rather, amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2018 by the Company with respect to restricted stock awards and cash-settled restricted stock units. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2018 may be found in Note 11 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for 2018. A discussion of the assumptions used in this valuation with respect to awards made in fiscal years prior to fiscal year 2018 may be found in the corresponding sections of the Company’s financial statements and accompanying footnotes for the fiscal year in which the award was made. Dividends are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to stockholders of the Company.  The Company does not expect to pay dividends for the foreseeable future.

(2)

The amounts disclosed for 2018 represent the portion of the 2016 grant of long-term performance-based cash awards earned for the Relative Total Stockholder Return performance period 2016-2018 and New Technology Revenue.  The amounts earned for the Relative Total Stockholder Return 2018 one-year performance period for the 2016, 2017 and 2018 awards were $0.  The annual performance-based cash awards earned in 2018 were $0.

(3)	The amounts disclosed for Mr. Kolstad and Mr. Bautista include (i) contributions under the Company’s Savings and Profit Sharing Plan of $8,250 and (ii) reimbursement of club dues.
(4)	The amounts disclosed for Mr. Conkle represent contributions under the Company’s Savings and Profit Sharing Plan.

24	CARBO CERAMICS INC 2019 Proxy Statement

Grants of Plan-Based Awards in Fiscal Year 2018

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(3)
Gary A. Kolstad	1/15/18	$416,667	$833,333	$1,666,666	(1)	—	—	—	120,888	—	—	$1,469,998
President and		$490,000	$980,000	$1,960,000	(2)
Chief Executive Officer
Ernesto Bautista, III	1/15/18	$138,750	$277,500	$555,000	(1)	—	—	—	29,852	—	—	$363,000
Vice President and		$121,000	$242,000	$484,000	(2)
Chief Financial Officer
Don P. Conkle	1/15/18	$159,375	$318,750	$637,500	(1)	—	—	—	37,007	—	—	$450,005
Vice President of		$150,000	$300,000	$600,000	(2)
Marketing and Sales

(1)

This row reflects the possible payments under the annual incentive performance-based cash awards based upon performance against Company metrics.  The threshold and target amounts reflected in the table are based solely on amounts that may be earned under such awards at threshold, target and maximum performance for each performance measure in the aggregate.  See “Modified Compensation Discussion and Analysis — Annual Incentives” above.

(2)

Amounts represent potential amounts payable related to the three-year performance-based cash awards granted in 2018. See “Modified Compensation Discussion and Analysis — Long-term Incentives” above.  Forward looking changes made to the 2019 three-year performance-based cash awards granted to the CEO include an increased weighting of the performance-based cash awards in the total LTI mix from 40 to 60 percent and a threshold award of $450,000, a target award of $900,000 and maximum award of $1,800,000.

(3)

Amounts shown do not reflect compensation actually received by the NEO. Rather, amounts set forth in the stock award column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2018 by the Company with respect to restricted stock awards and cash-settled restricted stock units.

Kolstad Employment Agreement. The Company entered into an employment agreement with Gary A. Kolstad, dated May 10, 2006, which was amended and restated effective as of March 16, 2016, pursuant to which Mr. Kolstad is employed as President and Chief Executive Officer of the Company. Mr. Kolstad’s agreement was further amended in March 2017 to increase his base salary to $850,000 effective as of April 1, 2017, and to provide for a revised incentive award formula starting in 2017. The agreement currently runs through December 31, 2019, with automatic extensions for successive one-year periods unless written notice of an election not to extend is given by either party, or unless the Company or Mr. Kolstad terminates his employment earlier. The Company annually reviews Mr. Kolstad’s annual base salary based on a variety of factors, including the base salary range for Chief Executive Officers of the Similar Companies. The employment agreement gives the Company the right to increase Mr. Kolstad’s annual base salary, but does not expressly permit for it to be decreased. Mr. Kolstad is eligible to receive an incentive award for each fiscal year as described in the agreement. Mr. Kolstad is entitled to four weeks of paid vacation per year, subject to the Company’s applicable policies. Mr. Kolstad shall be reimbursed for all reasonable, ordinary and necessary expenses incurred in the performance of his duties, provided he accounts to the Company for such expenses. Mr. Kolstad shall also be entitled to such benefits and perquisites as are generally made available to officers of the Company. For more information regarding Mr. Kolstad’s employment agreement, see “Potential Termination and Change in Control Payments” below.

CARBO CERAMICS INC 2019 Proxy Statement	25

The following table sets forth information regarding outstanding equity awards held by the Company’s NEOs as of December 31, 2018.

Outstanding Equity Awards at End of Fiscal Year 2018

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary A. Kolstad,	—	—	—	—	—	232,701	809,799	—	—
President and Chief Executive Officer
Ernesto Bautista, III	—	—	—	—	—	59,885	208,400	—	—
Vice President and Chief Financial Officer
Don P. Conkle	—	—	—	—	—	73,861	257,036	—	—
Vice President of Marketing and Sales

(1)

Pursuant to grants made under the Omnibus Plans, one third of the shares or cash-settled restricted stock units, as applicable, subject to each award vest on the first occurrence of February 1 following each of the first three anniversaries of the grant date. Additional information concerning the vesting schedule for these awards is as follows:

	Shares/Units Vested in February 2019	Shares/Units to Vest in February 2020	Shares/Units to Vest in February 2021
Mr. Kolstad	February 1, 2019 – 104,535	February 1, 2020 – 87,869	February 1, 2021 – 40,297
Mr. Bautista	February 1, 2019 – 28,235	February 1, 2020 – 21,699	February 1, 2021 – 9,951
Mr. Conkle	February 1, 2019 – 34,625	February 1, 2020 – 26,899	February 1, 2021 – 12,337

(2)	Market Value is computed by multiplying the closing market price of the Company’s stock at the end of fiscal year 2018 of $3.48 by the number of shares subject to the award.

The following table sets forth information regarding equity awards held by the Company’s NEOs that were exercised or that vested during fiscal year 2018.

Option Exercises and Stock Vested in Fiscal Year 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary A. Kolstad	—	—	50,000	391,000
President and Chief Executive Officer
Ernesto Bautista, III	—	—	20,068	156,932
Vice President and Chief Financial Officer
Don P. Conkle,	—	—	24,224	189,432
Vice President of Marketing and Sales

26	CARBO CERAMICS INC 2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2018:

Plan Category	A. Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	B. Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	C. Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	—	$—	481,883	(1)
Equity compensation plans not approved by security holders	—	—	0
Total	—	$—	481,883	(1)

(1)	Represents shares available for issuance under the A&R 2014 Omnibus Plan as of December 31, 2018.

POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

The following tables set forth the estimated value of payments and benefits that the Company’s named executive officers would be entitled to receive assuming certain terminations of employment and/or assuming a change in control of the Company, in each case occurring on December 31, 2018 and using the closing market price of the Common Stock at the end of fiscal year 2018 of $3.48.

Gary A. Kolstad

Triggering Event	Cash-Out Value of Equity-Based Awards that Vest as a Result of a Triggering Event ($)	Cash-Out Value of Cash-Based Awards that Vest as a Result of a Triggering Event ($)		Value of Salary Continuation ($)
Termination of Employment
Prior to a Change In Control without Cause	—	1,436,301	(1)	1,500,000
After a Change In Control without Cause or for Good Reason	—	390,765		1,500,000
Retirement	—	—		—
Disability	809,799	4,194,500		—
Death	809,799	4,194,500		—
Voluntary Termination	—	—		—
Change in Control	809,799	3,204,700		—

(1)

Represents accelerated payout under long term performance-based cash awards based on performance as of December 31, 2018 in regards to Total Stockholder Return and assuming payout at target for New Technology Revenue.

CARBO CERAMICS INC 2019 Proxy Statement	27

Ernesto Bautista, III

Triggering Event	Cash-Out Value of Equity-Based Awards that Vest as a Result of a Triggering Event ($)	Cash-Out Value of Cash-Based Awards that Vest as a Result of a Triggering Event ($)		Value of Salary Continuation ($)
Termination of Employment
Prior to a Change In Control without Cause	—	295,845	(1)	—
After a Change In Control without Cause or for Good Reason	—	127,728		740,000
Retirement	—	—		—
Disability	208,400	1,003,500		—
Death	208,400	1,003,500		—
Voluntary Termination	—	—		—
Change in Control	208,400	759,080		—

(1)

Represents accelerated payout under long term performance-based cash awards based on performance as of December 31, 2018 in regards to Total Stockholder Return and assuming payout at target for New Technology Revenue.

Don P. Conkle

Triggering Event	Cash-Out Value of Equity-Based Awards that Vest as a Result of a Triggering Event ($)	Cash-Out Value of Cash-Based Awards that Vest as a Result of a Triggering Event ($)		Value of Salary Continuation ($)
Termination of Employment
Prior to a Change In Control without Cause	—	358,504	(1)	—
After a Change In Control without Cause or for Good Reason	—	145,225		850,000
Retirement	—	—		—
Disability	257,036	1,204,750		—
Death	257,036	1,204,750		—
Voluntary Termination	—	—		—
Change in Control	257,036	901,750		—

(1)

Represents accelerated payout under long term performance-based cash awards based on performance as of December 31, 2018 in regards to Total Stockholder Return and assuming payout at target for New Technology Revenue.

Kolstad Employment Agreement. In the event that Mr. Kolstad’s employment is terminated due to disability or death, Mr. Kolstad, or his estate, shall be entitled to receive (i) all earned but unpaid base salary, (ii) payment for all earned but unused vacation time, and (iii) reimbursement for business expenses incurred prior to the date of termination (together, the “Accrued Obligations”). He, or his estate, shall also receive a pro-rated bonus based on the bonus he would have received for the year in which his employment terminated had his employment continued. If the Company terminates Mr. Kolstad’s employment for Cause, he shall only be entitled to receive the Accrued Obligations. In the event the Company terminates Mr. Kolstad’s employment without Cause, he shall be entitled to receive (i) the Accrued Obligations, (ii) a pro-rated bonus based on the bonus he would have received for the year in which his employment terminated had his employment continued and (iii) contingent upon his execution of a general release of claims against the Company, an amount equal to two times his base salary. The Accrued Obligations, pro-rated bonus and a portion of the base salary payment would be paid in a lump sum, and the remaining portion of the base salary payment would be paid over an 18 month period. Notwithstanding the foregoing, in the event Mr. Kolstad’s employment is terminated by the Company without Cause or by him for Good Reason, and in either case, during the one-year period following a change in control of the Company, he shall be entitled to receive (i) the Accrued Obligations, (ii) a pro-rated bonus based on the bonus he received in the year prior to his termination of employment and (iii) an amount equal to two times his base salary. In this instance, the Accrued Obligations and a portion of the bonus and base salary payment would be paid in a lump sum, with the remaining portion of the bonus and base salary payment to be paid over an 18 month period.

28	CARBO CERAMICS INC 2019 Proxy Statement

In Mr. Kolstad’s employment agreement, “Cause” is defined as (i) any material violation by Mr. Kolstad of the agreement; (ii) any failure by Mr. Kolstad to substantially perform his duties thereunder; (iii) any act or omission involving dishonesty, fraud, willful misconduct or gross negligence on the part of Mr. Kolstad that is or may be materially injurious to the Company; and (iv) commission of any felony or other crime involving moral turpitude.

“Good Reason” is defined as, without Mr. Kolstad’s express written consent, the occurrence of any one or more of the following: (i) the assignment of Mr. Kolstad to duties materially inconsistent with his authorities, duties, responsibilities and status (including offices, titles and reporting requirements) as an officer of the Company, or a reduction or alteration in the nature or status of his authorities, duties or responsibilities from those in effect immediately prior to a change in control, including a failure to reelect him to, or a removal of him from, any office of the Company that he held immediately prior to a change in control; or (ii) the Company’s requiring Mr. Kolstad to be based at a location more than 50 miles from Houston, Texas, except for required travel on the Company’s business to an extent substantially consistent with his business obligations immediately prior to a change in control; or (iii) the Company materially breaches the agreement or any other written agreement with Mr. Kolstad; or (iv) a material reduction in his level of participation in any of the Company’s welfare benefit, retirement or other employee benefit plans, policies, practices or arrangements in which he participates as of the date of the change in control. The Company is entitled to written notice and a 30 day cure period for any event that may constitute Good Reason.

Mr. Kolstad is subject to a covenant not to compete for a period of two years following the termination of his employment with the Company. He is also subject to standard covenants not to solicit employees and not to solicit clients for a period of one year following a termination.

2014 Omnibus Plan and A&R 2014 Omnibus Plan. All named executive officers are participants in the Omnibus Plans and continue to hold unvested awards of restricted stock and cash-settled restricted stock units. Each restricted stock and cash-settled restricted stock unit award agreement under the Omnibus Plans specifies the consequences with respect to such award upon any termination of employment. The applicable award agreements for the unvested awards of restricted stock and cash-settled restricted stock units made under the Omnibus Plans provide that unvested awards shall immediately vest upon a change in control or a termination of employment resulting from death or disability and that, upon any other termination of employment, all unvested awards shall be automatically forfeited.

The applicable award agreements for the unvested long-term cash performance-based awards made under the Omnibus Plans provide that upon a change in control, the unvested awards shall vest and be settled as to the target value of the award on a pro rata basis as of the date of such event. Upon separation of service due to death or disability, the unvested awards shall vest and be settled as to the target value of the award as of the date of such event. Upon separation of service due to Retirement, the unvested awards shall vest as of the date of such separation from service and will then be settled at the time they would have been had there been no separation from service and in an amount based on actual performance. Upon termination of employment for cause, all outstanding awards, whether vested or unvested, shall terminate automatically and be forfeited. For awards made prior to January 2019, upon termination of employment without cause, the unvested awards shall vest and be settled as to a portion of the award based on Relative Total Stockholder Return and New Technology Revenue achievement in performance years ending on or prior to the date of termination as of the date of such event.  Beginning in January 2019, upon terminations of employment without cause, all unvested awards shall be automatically forfeited.  In the event of any other termination of employment, as originally granted, all unvested awards shall be automatically forfeited.

Annual Performance-Based Cash Awards. Since 2016, all executive officers, including Mr. Kolstad, have been and are eligible for incentive payments under the annual performance-based cash awards pursuant to the Omnibus Plans. The annual performance-based cash awards provide that upon a change in control, the unvested awards shall vest and be settled as to the target value of the award on a pro rata basis as of the date of such event. Upon separation of service due to death or disability, the unvested awards shall vest and be settled as to the target value of the award as of the date of such event. Upon separation of service due to Retirement, the unvested awards shall vest as of the date of such separation from service and will then be settled at the time they would have been had there been no separation from service and in an amount based on actual performance. Upon termination of employment for cause, all outstanding awards, whether vested or unvested, shall terminate automatically and be forfeited. In the event of any other termination of employment, as originally granted, all unvested awards shall automatically be forfeited.  In addition, Mr. Kolstad’s employment agreement and the CIC Agreements of the other named executive officers provide for a pro-rated bonus upon certain terminations of employment.

Change in Control Severance Agreements. In March 2012, the Board authorized the Company to enter into a CIC Agreement with Mr. Bautista. Mr. Conkle, pursuant to Board authorization, also entered into a CIC Agreement upon joining the Company in October 2012. Each CIC Agreement provides that in the event the executive’s employment is terminated by the Company without Cause or by him for Good Reason during the one-year period following a change in control of the Company, he shall be entitled to receive (i) accrued obligations (such as base salary earned through the date of termination and reimbursement for incurred expenses), (ii) a pro-rated bonus based on the bonus he received in the year prior to his termination of employment and (iii) an amount equal to

CARBO CERAMICS INC 2019 Proxy Statement	29

two times his base salary. The accrued obligations and a portion of the bonus and base salary payment would be paid in a lump sum, with the remaining portion of the bonus and base salary payment to be paid over an 18 month period. The CIC Agreements are based on the change in control severance provisions utilized in Mr. Kolstad’s employment agreement, and contain definitions of “Cause” and “Good Reason” that are substantially the same as those that appear in such employment agreement. Neither Mr. Kolstad’s employment agreement nor the CIC Agreements provide for a “tax gross-up” reimbursement payment to the executive for taxes which they may owe as a result of receipt of any such payments.

PAY RATIO

Our Compensation Committee reviewed the internal pay ratio between the CEO’s total compensation and the median annual total compensation of all employees (excluding the CEO).  We identified the “Median Employee” by taking the annual total compensation of all full-time, part-time and seasonal employees employed by us on October 31, 2018.  The Company excluded all non-U.S. employees from the calculation.  These non-U.S. employees constituted 2.92 percent of our total employee population, which consisted of 11 individuals from Russia and 1 individual from the UAE.  Our employee population, after taking into consideration these adjustments, and excluding the CEO, consisted of approximately 398 individuals. Included in our definition of compensation was regular base wages, overtime, sick pay, vacation pay, holiday pay, funeral pay, retroactive pay, manager bonuses, field bonuses and commissions.  We annualized full-time and part-time employees’ actual year-to-date compensation through October 31, 2018 to provide our best estimate of the employee’s annual wages.  Part-time employees’ pay through October 31, 2018, was annualized assuming their reduced schedules. Due to having an even number of employees, we selected the median employee by using the employee who had the longer tenure with the Company.  Our CEO had an annual total compensation of $2,790,182, and our Median Employee had annual total compensation of $81,055; therefore, our CEO’s annual total compensation is 34.4 times that of the median annual total compensation of all of our employees.

30	CARBO CERAMICS INC 2019 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

As a smaller reporting company, the Company is no longer required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to provide a Compensation Discussion and Analysis but as part of the Company’s on-going stockholder outreach efforts, we will continue to provide many of those details in our proxy through a Modified Compensation Discussion and Analysis (“MCD&A”).  The Compensation Committee has reviewed and discussed the MCD&A with management and, based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board that the MCD&A be included in this proxy statement.

The report of the Compensation Committee is not “solicitation material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CARBO Ceramics Inc. Compensation Committee

H. E. Lentz, Jr., Chairman Sigmund L. Cornelius Chad C. Deaton Randy L. Limbacher Carla S. Mashinski William C. Morris

March 18, 2019

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and persons who are beneficial owners of more than 10 percent of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10 percent of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. To the Company’s knowledge, no Director, executive officer or other greater than 10 percent beneficial owner of the Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, during 2018.

CARBO CERAMICS INC 2019 Proxy Statement	31

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met nine times during 2018. The Audit Committee reviewed with management and the independent registered public accounting firm the interim financial information included in the March 31, June 30 and September 30, 2018 Quarterly Reports on Form 10-Q prior to their filing with the SEC. In addition, the Audit Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release.

Consistent with the applicable requirements of the Public Company Accounting Oversight Board, the Company’s independent registered public accounting firm provided the Audit Committee a written statement describing all the relationships between it and the Company that might bear on its independence. The Audit Committee also discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 1301 (Communications with Audit Committees), which supersedes Statement on Auditing Standards No. 61.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management the audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters appropriate for discussion with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company and considered the compatibility of non-audit services with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC. The Audit Committee also approved, subject to stockholders’ ratification, the selection of the Company’s independent registered public accounting firm.

This report of the Audit Committee is not “solicitation material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CARBO Ceramics Inc. Audit Committee

Sigmund L. Cornelius, Chairman Chad C. Deaton H. E. Lentz, Jr. Randy L. Limbacher Carla S. Mashinski

March 18, 2019

32	CARBO CERAMICS INC 2019 Proxy Statement

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)

Subject to ratification by the stockholders, the Audit Committee of the Board has reappointed Ernst & Young as the Company’s independent registered public accounting firm to audit the financial statements of the Company for 2019. Ernst & Young has acted as the Company’s independent registered public accounting firm since its formation in 1987. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees. Ernst & Young’s fees were approximately $850,200 in 2018 and $782,600 in 2017.  In 2018, fees related primarily to the Company’s annual audit and review of interim financial statements, as well as work in conjunction with the Company’s adoption of ASC 842, Leases and work surrounding comfort letters related to the Company’s ATM program.  In 2017, fees related primarily to the Company’s annual audit and review of interim financial statements, as well as work in conjunction with the Company’s adoption of ASC 606, Revenue from Contracts with Customers, work performed relating to the Company’s new debt agreement, procedures related to impairment charges for the Millen facility and work surrounding the sale of CARBO Eurasia.  Audit fees for 2017 have been revised due to additional fees approved subsequent to filing of the prior year proxy statement.

Audit-Related Fees. Ernst & Young’s fees for audit-related services were $0 in 2018 and $8,000 in 2017. Audit-related services for 2017 primarily include fees required to issue a consent in relation to the Company’s S-8 filing.

Tax Fees. Ernst & Young’s fees for tax services were $0 in 2018 and $16,134 in 2017. Tax services primarily involve assistance with tax return compliance and consultations regarding foreign tax jurisdictions.

All Other Fees. Ernst & Young did not provide any other products and services in 2018 and 2017 and consequently there were no other fees.

Under the Audit Committee’s Pre-Approval Procedures for Audit and permitted Non-Audit Services, the Chairman of the Audit Committee is allowed to pre-approve audit and non-audit services if such services will commence prior to the next regularly scheduled meeting of the Audit Committee and where the cost of such services in the aggregate will not exceed $105,000. The Audit Committee is then informed of such pre-approval at its next meeting. For 2018 and 2017, there were no non-audit related services approved in this manner.

The Audit Committee and the Board recommend the stockholders vote “FOR” such ratification.

APPROVAL OF THE 2019 CARBO CERAMICS INC. OMNIBUS INCENTIVE PLAN (PROPOSAL NO. 3)

General. In January 2014, the Compensation Committee recommended to the Board and the Board adopted the 2014 Omnibus Plan, which was subsequently approved by the Company’s stockholders at the Company’s 2014 Annual Meeting of Stockholders. The purpose of the 2014 Omnibus Plan is to provide the Company with the means to attract and retain highly qualified key employees, as well as to align the interests of the non-employee Directors and employees and the Company’s stockholders by encouraging them to acquire or increase their equity interest in the Company, and to relate compensation to the performance goals of the Company. The 2014 Omnibus Plan replaced the 2009 Omnibus Plan, which expired in May 2014, and became effective on the date it was approved by the Company’s stockholders.

In January 2017, the Compensation Committee amended Section 3(b) of the 2014 Omnibus Plan to increase the cap on the number of shares covered by awards granted to an individual in one year from 50,000 shares to 100,000 shares and in March 2017, the Compensation Committee recommended and the Board approved the A&R 2014 Omnibus Plan which was subsequently approved by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders, and provided for the aggregate number of shares available for issuance to increase by 700,000 shares.

In March 2019, the Compensation Committee recommended and the Board approved the 2019 CARBO Ceramics Inc. Omnibus Incentive Plan (the “2019 Plan”) to replace the A&R 2014 Omnibus Plan.  The remaining shares available for issuance under the A&R 2014 Omnibus Plan will be cancelled.  The 2019 Plan provides, subject to stockholder approval, for an aggregate number of shares available for issuance thereunder of 2,500,000 shares, as well as for the following changes from the A&R 2014 Omnibus Plan:

•	The imposition of stricter minimum vesting requirements for grants of equity-based awards.
•	The narrowing of the Company’s ability to “recycle” shares available for issuance under the 2019 Plan.

CARBO CERAMICS INC 2019 Proxy Statement	33

•	A prohibition on the payment of dividends or dividend equivalents prior to the vesting of the award they are credited in respect of.
•	A more explicit prohibition on the repricing of options and stock appreciation rights, as well as on the buy-out of “underwater” options and stock appreciation rights.
•	A limitation on the Company’s ability to provide for the alternate treatment of unvested awards in connection with a change in control through the use of non-standard award agreements.
•	The removal of unnecessary provisions relating to the former performance-based compensation exception to Section 162(m) of the Internal Revenue Code of 1986.

The material terms of the 2019 Plan with respect to these items are described in more detail below, under “Summary of the 2019 Plan.”  The Compensation Committee strongly believes that the approval of additional shares available for issuance pursuant to the 2019 Plan is important to our continued success. Our employees and non-employee Directors are our most valuable assets. Awards such as those that may be provided under the 2019 Plan are vital to our ability to attract and retain outstanding and highly skilled employees in the competitive labor markets in which we must compete.  Our stock price along with the stock price of many of our peers and the Similar Companies dropped precipitously during the last several years.  The severe decrease in our Company’s stock price has resulted in a higher than average burn rate of the original 750,000 shares of stock available for issuance under the 2014 Omnibus Plan and the subsequent 700,000 shares of stock available for issuance under the A&R 2014 Omnibus Plan.  Almost all of the original shares available for issuance under the A&R 2014 Omnibus Plan were exhausted with the grants in early 2019.  If the 2019 Plan is approved by the requisite vote of stockholders, the Company intends to subsequently register the shares reserved for issuance thereunder by filing a registration statement on Form S-8.

If the stockholders do not approve this Proposal, the 2019 plan and the shares issuable thereunder will not be available and the A&R 2014 Omnibus Plan will continue as in effect prior to its amendment and restatement subject to its authorized share limit.

Key Historical Data and Equity Metrics. The A&R 2014 Omnibus Plan assists the Company in effectively competing in the competitive market for employee talent over the coming years, while maintaining reasonable share burn rates and overhang.  Upon approval of the 2014 Omnibus Plan, all shares that remained available for issuance under the 2009 Omnibus Plan were cancelled.  Upon approval of the A&R 2014 Omnibus Plan, all shares that remained available for issuance under the 2014 Omnibus Plan were also cancelled.  Upon the adoption of the 2019 Plan, all shares that remain available for issuance under the A&R 2014 Omnibus Plan will be cancelled.

The following table shows certain equity metrics for the awards made over the past three fiscal years under the A&R 2014 Omnibus Plan and the 2014 Omnibus Plan. All of such awards were made in the form of restricted stock, except for the Annual Director Stock Grants, which are not restricted:

Key Equity Metrics	2018	2017	2016	3-Year Average (2016-2018)
Shares subject to awards granted(1)	364,630	341,450	275,440	327,173
Gross burn rate(2)	1.35%	1.28%	1.13%	1.25%
Net burn rate(3)	1.22%	1.09%	0.93%	1.08%
Dilution(4)	3.69%	4.42%	2.37%	3.50%
Overhang(5)	1.95%	1.63%	1.19%	1.59%

(1)	Reflects total number of shares subject to equity awards granted during the fiscal year and excludes any cancelled or forfeited equity awards.
(2)

Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, excluding the effect of any cancelled or forfeited equity awards.

(3)

Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.

(4)

Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(5)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

34	CARBO CERAMICS INC 2019 Proxy Statement

The Compensation Committee strongly believes that aligning the interests of executives with stockholders is achieved when executives are provided with an opportunity to acquire an equity interest in the Company through ownership of the Company’s Common Stock and when executives are incentivized for strategic long-term performance.  Additionally, the Compensation Committee believes that such awards are important as a retention tool in a challenging environment in which cash compensation has been reduced.  Our NEOs who are current employees of the Company and our non-employee Directors will be eligible to receive awards from the shares that would be available under the 2019 Plan and therefore have an interest in this Proposal.

Outstanding Awards and Share Reserves As of March 31, 2019, there was 28,985,866 shares of the Company’s common stock outstanding.  The following table includes information regarding outstanding awards and shares available for issuance as of March 31, 2019, under the A&R 2014 Omnibus Plan, which is the only plan under which equity awards are outstanding:

	Shares	Weighted-Average Grant-Date Fair Value Per Share	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Term (in years)
Nonvested restricted stock as of January 1, 2019	541,560	$12.14
Granted restricted stock in 2019	468,984	$4.90
Vested restricted stock in 2019	(246,675)	$12.74
Forfeited restricted stock in 2019	(19,492)	$11.55
Nonvested restricted stock as of March 31, 2019	744,377	$7.39		2.4
Total number of outstanding options/SARs as of March 31, 2019	0	N/A	N/A	N/A
Shares available to issue as of March 31, 2019	100,528

Summary of the 2019 Plan The following summary of the material terms of the 2019 Plan is qualified in its entirety by reference to the copy of the 2019 Plan attached hereto in Appendix A.

Under the 2019 Plan, the Compensation Committee may grant cash-based awards, stock options (both non-qualified and “incentive stock options” within the meaning of Section 422 of the (the “Code”)), or other equity-based awards (including stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units) with respect to a number of shares of Common Stock of the Company that in the aggregate does not exceed 2,500,000 shares, plus (i) the number of shares subject to previously issued awards that are subsequently forfeited, cancelled or returned due to a failure to vest or the triggering of forfeiture conditions, and (ii) the number of shares subject to awards that are withheld by the Company or tendered by the participant to the Company to satisfy exercise price or tax withholding obligations in connection with awards other than options or stock appreciation rights.  Awards that may only be settled in cash do not count towards this limit; awards that may be settled in either cash or shares do count towards this limit, even if they are in fact settled in cash.  In addition, shares withheld to pay an award’s exercise price will count against this limit.  The maximum number of shares of Common Stock that may be issued through options designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 2,500,000 shares of Common Stock in the aggregate. The aggregate limit described in this paragraph does not take into account any stock options assumed as of a result of any merger or consolidation involving the Company in which the Company is the surviving corporation.

Awards covering no more than 100,000 shares of stock may be granted to any single employee in any calendar year pursuant to the 2019 Plan. The amount paid under the 2019 Plan to any single employee in any calendar year with respect to any cash-based award shall not exceed $5,000,000. Shares issued under the 2019 Plan may be either newly issued shares or treasury shares, as determined by the Compensation Committee. In the event of any change in the capitalization of the Company or in the event of any corporate change involving the Company, the Compensation Committee will adjust the share limitations described above, the type of securities available for grant under the 2019 Plan, and the number and the type of securities underlying outstanding awards, in each case, as it considers appropriate in order to prevent dilution or enlargement of rights.

Only Directors and key employees (including officers of the Company, whether or not they are members of the Board) of the Company and its affiliates who have made or who the Compensation Committee believes will make substantial contributions to the management, growth and protection of the Company’s business are eligible to participate in the 2019 Plan. As of December 31, 2018, approximately 407 employees and six Directors were eligible to participate in the A&R 2014 Omnibus Plan. The closing per share price on the NYSE of a share of the Company’s Common Stock on December 31, 2018, was $3.48.

The Compensation Committee is authorized to grant awards, designating both the employees and Directors of the Company or its affiliates who will be granted the awards, the type of award, the number of shares or amount of cash underlying such awards and the terms and conditions of such awards from time to time. Subject to Section 157 of the Delaware General Corporation Law, the Compensation Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board or officers of the Company to grant awards to persons who are not executive officers of the Company (within the meaning of Rule

CARBO CERAMICS INC 2019 Proxy Statement	35

16a-1 of the Exchange Act). The Compensation Committee has the full discretionary authority to administer the 2019 Plan, including the authority to interpret and construe any provision of the 2019 Plan and the terms of any award granted thereunder.

In the case of any stock options or stock appreciation rights issued under the 2019 Plan, the exercise price per share of Common Stock covered by any such option or stock appreciation right shall be not less than 100 percent of the fair market value of a share of Common Stock on the date on which such option or stock appreciation right is granted. Any stock option or stock appreciation right granted under the 2019 Plan, shall expire on the ten-year anniversary of the date such option or stock appreciation right is granted.

If the Compensation Committee decides to grant awards subject to performance conditions, the payment or vesting of such awards will depend upon performance targets related to one or more of the following performance measures or any other measures chosen by the Compensation Committee: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, (iii) revenue or net sales, (iv) gross profit or operating gross profit, (v) cash flow, (vi) productivity or efficiency ratios, (vii) share price or total stockholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) economic value added or other value added measurements, (xiv) sales volume or other sales performance criteria, (xv) goals related to the research, development, implementation or marketing of new products or business initiatives and (xvi) safety record and/or performance, as determined by statistical or numerical calculations for safety matters, such as the number of lost time accidents or total recordable incidence rate (TRIR), in any such case (A) considered absolutely or relative to historic performance or relative to one or more other businesses and (B) determined for the Company or any business unit or division thereof.

The Compensation Committee may, in its discretion, reduce or eliminate the amount payable to any participant with respect to an award that is subject to performance conditions, based on such factors as the Compensation Committee may deem relevant, but the Compensation Committee may not increase any such amount above the amount established in accordance with the relevant performance schedule. The measurement of any performance measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

Each award agreement will specify the consequences with respect to such award of any termination of employment, leave of absence, and the employee’s death or disability. Upon a Change in Control of the Company, (i) awards subject solely to time-based vesting will immediately vest and (ii) awards subject to performance-based vesting will vest as to a pro-rata portion of the “target” of such award, based on (x) the target number of shares or target cash amount underlying such award, pro-rated for (y) the portion of the performance period that has elapsed as of the Change in Control. For purposes of the  2019 Plan, a “Change in Control” means the occurrence of any of the following after the 2019 Plan’s effective date: (i) the occurrence of a change in control of the Company of a nature that would be required to be reported or is reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the effective date, pursuant to Sections 13 or 15(d) of the Exchange Act; or (ii) any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s outstanding securities (other than any person who was a “beneficial owner” of securities of the Company representing 30 percent or more of the combined voting power of the Company’s outstanding securities prior to the effective date); or (iii) individuals who constitute the Board on the effective date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a Director subsequent to the effective date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iii), considered as though he were a member of the Incumbent Board; or (iv) the occurrence of any of the following of which the Incumbent Board does not approve: (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (v) consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company, which was approved by stockholders pursuant to a proxy statement soliciting proxies from stockholders of the Company, by someone other than the then current management of the Company.

Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under the 2019 Plan with respect to any award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto.

36	CARBO CERAMICS INC 2019 Proxy Statement

Equity-based awards shall not vest more rapidly than ratably over a three-year period, and no equity-based award shall vest prior to the first anniversary of the date such award is granted; provided, however, that (i) to the extent permitted by Section 409A of the Code, the Compensation Committee may, in its sole discretion, provide for accelerated vesting of any such award on account of a participant’s death or disability (ii) to the extent permitted by Section 409A of the Code, the Compensation Committee may, in its sole discretion, provide for accelerated vesting of any such award upon the achievement of performance criteria specified by the Compensation Committee, related to a period of performance of one year or more, and (iii) up to five percent of the shares of Common Stock reserved for issuance under the 2019 Plan may be granted subject to equity-based awards with such other vesting requirements (if any) as the Compensation Committee may establish in its sole discretion. On or after the date of grant of an award under the 2019 Plan, and subject to applicable law and the limitations and requirements set forth in the preceding sentence, the Compensation Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, subject to the limitations described above, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, however, that no payment in respect of an accrued dividend or dividend equivalent may be made prior to the vesting of the relevant award.

A participant will generally have none of the rights of a stockholder with respect to the shares underlying an award until the date of the issuance of a stock certificate with respect to such shares or the date as of which the Company records the participant or his or her nominee as the owner of such shares, free and clear of any restrictions or conditions pursuant to the 2019 Plan or any award agreement thereunder. However, pursuant to the form of award agreements approved by the Compensation Committee, participants who receive restricted stock awards will have the right to accrue dividend payments and vote the shares subject to the award prior to the vesting of such shares. At a participant’s request, the Compensation Committee may withhold or permit the participant to tender a portion of the shares underlying an award to satisfy tax withholding obligations incurred in connection with such award.

The Company is expressly prohibited from “repricing” (within the meaning of U.S. GAAP or any applicable stock exchange rule) any awards, including by way of substituting new awards for existing awards, from reducing the exercise price of any stock options or stock appreciation rights and from purchasing or othering “cashing out” any “underwater” stock options or stock appreciation rights (that is, a stock option or stock appreciation right the exercise price of which is less than the fair market value of a share of common stock).

The Board of Directors generally may amend, modify, or terminate the 2019 Plan at any time, except that the participant’s consent will be required if such amendment, modification or termination reduces any participant’s award or otherwise materially affects the rights of such participant. With respect to awards subject to Section 409A of the Code, any amendment, modification or termination of the 2019 Plan or any such award shall conform to the requirements of Section 409A of the Code.

Certain Federal Income Tax Consequences. The following is a brief description of the principal United States federal income tax consequences related to options granted under the 2019 Plan.

Non-Qualified Options. Generally, a grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be included in the grantee’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee or transferee of the non-qualified option as either capital gain or capital loss and, depending upon the length of period following exercise, either short-term or long-term.

If a non-qualified option provides for issuance of Common Stock subject to restrictions upon exercise, the grantee receiving such restricted stock will not recognize income for tax purposes until the restrictions lapse, unless he or she elects otherwise, as described below. Rather, the grantee will have taxable income upon lapse of the restrictions equal to the amount by which the fair market value of the shares at the time the restrictions lapse exceeds the exercise price paid on exercise, and the Company will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.

Alternatively, a grantee who receives Common Stock subject to restrictions can elect to recognize income immediately upon exercise of the non-qualified option, in which case the grantee’s taxable income and the Company’s tax deduction are generally determined at the time of option exercise, as explained in the first paragraph of this section. However, if the grantee subsequently forfeits the stock or is required to sell it to the Company by the terms of the restriction, the grantee’s tax deduction for any loss on the sale will be limited to the amount, if any, by which the exercise price exceeds the amount paid by the Company on such sale.

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If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares so exchanged will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.

Incentive Stock Options. A grantee will not be subject to tax at the time an incentive stock option is granted or exercised, and no tax deduction is available to the Company; however, the grantee may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the exercise price paid. Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the grantee has not disposed of the shares within two years of the date of grant of the option or within one year from the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the grantee disposes of the shares without satisfying both the holding period and employment requirements (a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition to the extent of the excess of the amount realized on such disqualifying disposition over the exercise price paid or, if the disqualifying disposition resulted from a failure to satisfy the holding period requirement, the fair market value of the shares on the date the incentive stock option is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.

If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the incentive stock option. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a disqualifying disposition.

Limits on Company’s Deductions. Code Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is defined as the chief executive officer, the chief financial officer, the other three highest-paid officers named in the company’s proxy statement (other than the chief executive officer or chief financial officer) and any person who was a “covered employee” for any prior tax year beginning after December 31, 2016. Further, if awards vest or are paid on an accelerated basis upon a Change in Control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Code. This would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

New Plan Benefits. Awards to be granted under the 2019 Plan are not determinable at this time. Any such grant will be in the discretion of the Compensation Committee in accordance with the terms of the 2019 Plan which authorizes the grant of discretionary awards to non-employee Directors, the terms and conditions of which are to be determined by the Compensation Committee.  Historically, our non-employee Directors have received annual equity grants under the 2014 Omnibus Plan and the A&R 2014 Omnibus Plan.  Although grants to our non-employee Directors remain discretionary, under our current Summary of Compensation of the Non-Employee Members of the Board of Directors, our non-employee Directors receive annual equity grants on the date of each annual stockholders meeting in the form of common stock that have a dollar value in an amount equal to $100,000 on the date of grant.  Beginning in 2016, because of industry conditions, our non-employee Directors voluntarily reduced the amount granted to $80,000.

The Board recommends a vote “FOR” the approval of the 2019 CARBO Ceramics Inc. Omnibus Incentive Plan.

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APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 4)

The Company is seeking an advisory vote on executive compensation from stockholders, commonly known as the say-on-pay vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is an annual non-binding vote to approve the compensation of the Company’s named executive officers, as described in the Modified Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement.

As described more fully in the Modified Compensation Discussion and Analysis section of this proxy statement, the Company’s compensation policy is designed to attract and retain superior management personnel and to ensure that executive compensation aligns management’s overall goals and objectives for improving profitability and enhancing stockholder value with those of stockholders. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual cash incentives, and equity and cash long-term incentives. The annual cash component was based upon achievement under a mix of Company performance measures.  In addition, long-term incentive awards are comprised of restricted stock awards, cash-settled restricted stock unit awards and long-term cash awards based on specified measures of Company performance over a three-year period. The Company also has programs in place to align executive compensation with stockholder interests and mitigate risks in its plans, such as stock retention guidelines and limited perquisites.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement under “Modified Compensation Discussion and Analysis”, including the tabular and narrative disclosure contained in this proxy statement.

The Board recommend that the stockholders vote “FOR” the resolution above and approval of the compensation of the named executive officers as disclosed in this proxy statement.

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

SUPPLEMENTAL INFORMATION

We have presented and discussed certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA.  We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance.  Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies.  The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.  See the table below for a reconciliation of net loss to EBITDA and Adjusted EBITDA.

($ in thousands)	2016	2017	2018
Net loss	$(80,127)	$(253,116)	$(75,433)
Add: Interest expense	5,435	7,700	8,503
Add: Income tax (benefit) expense	(51,081)	(2,027)	892
Add: Depreciation and amortization	48,451	44,282	34,605
EBITDA	$(77,322)	$(203,161)	$(31,433)

Adjustments to EBITDA:
Loss (gain) on disposal or impairment of assets	889	125,778	(1,089)
Loss on sale of Russian proppant business	-	26,747	350
Loss on sale of Millen plant	-	-	2,305
Severance and other charges	6,426	287	1,543
(Gain) loss on derivative instruments	(1,886)	917	(1,195)
Inventory adjustments	1,515	—	—
Adjusted EBITDA	$(70,378)	$(49,432)	$(29,519)

CARBO CERAMICS INC 2019 Proxy Statement	39

APPENDIX A - 2019 CARBO CERAMICS INC. OMNIBUS INCENTIVE PLAN

1.	Purpose of the Plan

This 2019 CARBO Ceramics Inc. Omnibus Incentive Plan is intended to promote the interests of the Company and its stockholders by providing the key employees of the Company, and eligible Directors of CARBO Ceramics, with incentives and rewards to encourage them to continue in the service of the Company.  The Plan is designed to serve this goal by providing such employees and eligible Directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a)“Award” means an Option or Other Award granted pursuant to the terms of the plan.

(b)“Board” means the Board of Directors of CARBO Ceramics.

(c)“CARBO Ceramics” means CARBO Ceramics Inc., a Delaware corporation, and any successor thereto.

(d)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(e)“Committee” means the Compensation Committee of CARBO Ceramics or such other committee appointed by the Board from time to time to administer the Plan (and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan) that meets the criteria set forth in Section 4 of the Plan.

(f)“Common Stock” means the common stock of CARBO Ceramics, par value $0.01 per share, or any other security into which such common stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(g)“Company” means CARBO Ceramics, together with its Subsidiaries.

(h)“Director” means a member of the Board who is not at the time of reference an employee of the Company.

(i)“Disability” shall mean any physical or mental impairment which qualifies a Participant for (i) disability benefits under any long-term disability plan maintained by the Company, (ii) workers’ compensation total disability benefits or (iii) Social Security disability benefits, or as otherwise determined by the Board.  For purposes of this Plan, a Participant’s employment shall be deemed to have terminated as a result of Disability on the date as of which he or she is first entitled to receive disability benefits under such policy, law or regulation; provided that with respect to any Award that is subject to Section 409A of the Code, if such Award provides for any payment or distribution upon a Participant’s (i) Disability, then “Disability” shall have the meaning given to such term in Section 1.409A-3(i)(4) of the Treasury Regulations or (ii) termination of employment as a result of Disability, then such Participant’s employment shall be deemed to have terminated as a result of Disability on the date on which such Participant experiences a Separation from Service.

(j)“Effective Date” means the date on which the Plan is approved by the stockholders of CARBO Ceramics.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(l)“Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination, (i) the closing price of a share of Common Stock, as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, on the date of determination (or, if not reported on such date, on the next preceding date on which such price was reported) or (ii) if the Common Stock is not listed or admitted to trading on any securities exchange, the fair market value of a share of Common Stock as reasonably determined by the Committee in its sole discretion using a reasonable valuation method.

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(m)“Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(n)“Other Award” means an award granted to a Participant pursuant to Section 7.

(o)“Participant” means a Director or employee of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(p)“Performance-Based Compensation” means compensation under Awards subject to the terms of Section 8 hereof.

(q)“Performance Measures” means such measures as are described in Section 8.

(r)“Performance Percentage” means the factor determined pursuant to a Performance Schedule that is to be applied to a Target Award and that reflects actual performance compared to the Performance Target.

(s)“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.  Performance Periods may be overlapping.

(t)“Performance Schedule” means a schedule or other objective method for determining the applicable Performance Percentage to be applied to each Target Award.

(u)“Performance Target” means performance goals and objectives with respect to Performance Measures for a Performance Period.

(v)“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(w)“Plan” means this 2019 CARBO Ceramics Inc. Omnibus Incentive Plan, as it may be amended from time to time.

(x)“Securities Act” means the Securities Act of 1933, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(y)“Separation from Service” shall have the meaning set forth in Section 1.409A- 1(h) of the Treasury Regulations.

(z)“Specified Employee” shall have meaning set forth in Section 1.409A-1(i) of the Treasury Regulations.

(aa)“Subsidiary” shall mean any entity that is directly or indirectly controlled by CARBO Ceramics or any entity, including an acquired entity, in which CARBO Ceramics has a significant equity interest, as determined by the Committee in its sole discretion, provided that with respect to any Award that is subject to Section 409A of the Code, “Subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with CARBO Ceramics, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity.  For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.  Notwithstanding the foregoing, for the purpose of determining whether a corporation or other entity is a Subsidiary for purposes of Section 5(a) hereof, if the Awards proposed to be granted to employees of such corporation or other entity would be granted based upon legitimate business criteria, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Sections 1.414(c)-3 and 1.414(c)-4 of the Treasury Regulations apply.

(bb)“Target Award” means a target Award determined by the Committee to be payable upon satisfaction of any applicable Performance Targets.

CARBO CERAMICS INC 2019 Proxy Statement	A-2

(cc)“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

(dd)“Voting Securities” means, at any time, CARBO Ceramics’ then outstanding voting securities.

3.	Stock Subject to the Plan and Limitations on Awards

(a)Stock Subject to the Plan

The maximum number of shares of Common Stock that may be covered by Awards granted under the Plan shall not exceed 2,500,000 shares of Common Stock in the aggregate.  The maximum number of shares of Common Stock that may be issued through Options designated as “incentive stock options” within the meaning of Section 422 of the Code under the Plan shall not exceed 2,500,000 shares of Common Stock in the aggregate.  The shares referred to in the preceding sentences of this paragraph shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3.  Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall no longer available for grant under the Plan to the extent such shares are (i) actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan, (ii) withheld to pay the exercise price of an Award (iii) in the case of Options or stock appreciation rights, withheld to satisfy any tax withholding requirement in connection with such Award, (iv) to the extent an Award is exercisable for or convertible into shares of Common Stock or cash, settled in cash paid to the Participant or (v) subject to an exercised stock appreciation right settled in shares of Common Stock, regardless of the number of shares of Common Stock actually issued in connection with such stock appreciation right.  For purposes of clarification, (w) shares of Common Stock purchased by the Company on the open market with proceeds from the exercise price of Options shall not become available for issuance under the Plan, (x) to the extent an Award is not exercisable for or convertible into shares of Common Stock and is settled for cash without the delivery of Common Stock, such shares will remain available for grant under the Plan, (y) to the extent that an Award is granted or shares of Common Stock are issued to a Participant subject to conditions which may result in the forfeiture, cancellation or return of shares of Common Stock underlying such Award to the Company, any shares forfeited, cancelled or returned will again be available for grant under the Plan, and (z) to the extent shares of Common Stock are withheld to satisfy any tax withholding requirement in connection with an Award other than an Option or stock appreciation right, such shares will again be available for grant under the Plan. Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as issued under the Plan for purposes of this Section 3(a).

(b)Individual Award Limits

Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be covered by Awards granted under the Plan to any single Participant in any calendar year shall not exceed 100,000 shares.  The amount paid under the Plan to any single Participant in any calendar year with respect to any cash-based Award shall not exceed $5,000,000.

4.	Administration of the Plan

(a)The Plan shall be administered by a committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority.  The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and Directors of the Company who shall be granted Awards under the Plan and the amount, type and other terms and conditions of such Awards.  All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof.  In addition, the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or officers of CARBO Ceramics to grant Awards to persons who are not “executive officers” of CARBO Ceramics (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify and in accordance with (and only to the extent permitted by) Section 157 of the Delaware General Corporation Law.

(b)The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any agreement evidencing any Award)

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granted hereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate.  Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and whether employment for any Person other than the Company shall constitute employment for any purposes of the Plan.

(c)The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of CARBO Ceramics and such entity ceases to be a Subsidiary of CARBO Ceramics, unless the Committee determines otherwise.  Decisions of the Committee shall be final, binding and conclusive on all parties.

(d)On or after the date of grant of an Award under the Plan, the Committee may, subject to applicable law and the limitations and requirements set forth herein, (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, subject to the terms of Section 4(f) hereof, (ii)  extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the accrual of dividends or dividend equivalents with respect to any such Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code; and provided, further, that no payment in respect of accrued dividends or dividend equivalents shall be made prior to the vesting of the relevant Award.

(e)No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

(f)Notwithstanding any provision of this Plan to the contrary, and except as provided in this Section 4(f) or in Section 19 hereof, equity-based Awards shall not vest more rapidly than ratably over a three-year period, and no equity-based Award shall vest prior to the first anniversary of the date on which such Award was granted; provided, however, that (i) to the extent permitted by Section 409A of the Code, the Committee may, in its sole discretion, provide for accelerated vesting of any such Award on account of a Participant’s death or Disability, (ii) to the extent permitted by Section 409A of the Code, the Committee may, in its sole discretion, provide for accelerated vesting of any such Award upon the achievement of performance criteria specified by the Committee, related to a period of performance of one year or more (provided, that, except as provided in item (i) of this sentence, no such Award shall vest prior to the first anniversary of the date on which such Award was granted), and (iii) up to five percent (5%) of the shares of Common Stock reserved for issuance under the Plan may be granted subject to equity-based Awards with such other vesting requirements (if any) as the Committee may establish in its sole discretion.

5.	Eligibility

(a)The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those employees and Directors of the Company whom the Committee shall select from time to time, including those key employees (including officers of CARBO Ceramics, whether or not they are members of the Board) who are largely responsible for the management, growth and protection of the business of the Company.  With respect to employees subject to U.S. income tax, Options and stock appreciation rights shall only be granted to such employees who provide direct services to CARBO Ceramics or a Subsidiary of CARBO Ceramics as of the date of grant of the Option or stock appreciation right.  Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

(b)Employees of Subsidiaries may participate in the Plan upon approval of Awards to such employees by the Committee.  A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company.  The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason.  If a Subsidiary’s participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards.  Unless the Committee determines otherwise, a Subsidiary’s participation in the Plan shall terminate upon the occurrence of any event that results in such entity no longer constituting a Subsidiary as defined herein; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to

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the Company theretofore incurred by it under the Plan, except with the approval of the Committee.  Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary as defined herein, the Participants employed by such Subsidiary shall be deemed to have terminated employment for purposes of the Plan.  With respect to Awards subject to Section 409A of the Code, for purposes of determining whether a distribution is due to a Participant, such Participant’s employment shall be deemed terminated as described in the preceding sentence only if the Committee determines that a Separation from Service has occurred.

6.	Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a)Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.  The agreement evidencing the award of each Option shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as a non-qualified stock option.

(b)Term and Exercise of Options

(1)Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and specified in the agreement evidencing such Option; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2)Each Option may be exercised in whole or in part.  The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(4)Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may (but shall not be obligated to) permit Options that are not incentive stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine.

(c)Effect of Termination of Employment or Other Relationship

The agreement evidencing the award of each Option shall specify the consequences with respect to such Option (if any) of the Participant’s termination of employment or service as a Director or other relationship between the Company and the Participant holding the Option, a leave of absence and the Participant’s death or Disability.

(d)Special Rules for Incentive Stock Options

(1)The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of CARBO Ceramics or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000.  Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted.  In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.  In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of which Options shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

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(2)No incentive stock option may be granted to an individual if at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of CARBO Ceramics or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.	Other Awards

(a)The Committee may grant cash-based, equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine.  Without limiting the generality of the preceding sentence, each such Other Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of cash, stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be Performance-Based Compensation; provided, that each equity-based or equity-related Other Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified (or will be determined using a formula that is specified) at the time of the grant of such Other Award.  The exercise price per share of Common Stock covered by any stock appreciation right shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is granted, and the compensation payable pursuant to any stock appreciation right shall not exceed the excess of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is exercised over the exercise price.  No stock appreciation right shall be exercisable after the expiration of ten years from the date such stock appreciation right is granted; provided, however, that each stock appreciation right shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such stock appreciation right.

(b)The agreement evidencing each Other Award shall specify the consequences with respect to such Award (if any) of the Participant’s termination of employment or service as a Director or other relationship between the Company and the Participant holding such Award, a leave of absence, and the Participant’s death or Disability.

8.	Performance-Based Compensation

(a)Discretionary Reduction

The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award that is designated as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule.  For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

(b)Performance Measures

The Performance Targets upon which the payment or vesting of any Award (other than Options and stock appreciation rights) that is designated as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures or any other measures chosen by the Committee: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, (iii) revenue or net sales, (iv) gross profit or operating gross profit, (v) cash flow, (vi) productivity or efficiency ratios, (vii) share price or total stockholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) economic value added or other value added measurements, (xiv) sales volume or other sales performance criteria, (xv) goals related to the research, development, implementation or marketing of new products or business initiatives, and (xvi) safety record and/or performance, as determined by statistical or numerical calculations for safety matters, such as number of lost-time accidents or total recordable incidence rate (TRIR), in any such case (A) considered absolutely or relative to historic performance or relative to one or more other businesses and (B) determined for the Company or any business unit or division thereof.

The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each

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as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.  Any Performance Measure(s) may be used to measure the performance of any Participant or group of Participants, or the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

9.	Payments and Deferrals

(a)Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose.  The Committee may (i) postpone the exercise of Options or stock appreciation rights (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, and (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents.  Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code.

(b)If, pursuant to any Award granted under the Plan, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (i) not earlier than 30 days before such specified date and (ii) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, in each case provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made.

(c)Notwithstanding the foregoing, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

(d)If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

10.	Adjustment Upon Certain Changes

(a)In the event of any change in the Company’s capital structure on account of (i) any extraordinary dividend, stock dividend, stock split, reverse stock split, or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Company’s capital structure, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make such adjustments as it deems necessary or appropriate to (A) the maximum number of shares of Common Stock that may be issued through Awards under the Plan, (B) the maximum number of shares of Common Stock that may be issued through Options under the Plan, (C) the maximum number of shares that may be granted to any individual Participant under the Plan; (D) the number or kind of shares subject to an outstanding Award; (E) subject to the limitation contained in Section 10(d), the exercise price applicable to an outstanding Award; (F) any measure of performance that relates to an outstanding Award; and (G) any other terms or conditions of outstanding Awards as the Committee in its discretion deems appropriate, in each case in order to reflect such change in the Common Stock.

(b)Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Awards would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

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(c)In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall (x) provide for the exchange of each Option or Other Award outstanding immediately prior to such event (whether or not then exercisable or vested) for a right with respect to some or all of the property for which the stock underlying such Option or Other Award is exchanged and, incident thereto, make any adjustment in the exercise price of the Options or stock appreciation rights or the number or kind of securities or amount of property subject to any Award and/or (y) cancel, effective immediately prior to such event, any outstanding Award (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (A) the value, as determined by the Committee in its discretion of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event over (B) the exercise price, if applicable, in each case, as the Committee may consider, in its sole discretion, necessary or appropriate to prevent dilution or enlargement of rights.  Notwithstanding the foregoing, in the event the transaction described in item (i), (ii), (iii) or (iv) of this Section 10(c) constitutes a Change in Control, the provisions of Section 19 hereof shall govern the vesting of such Option or Other Award (or the right or amount of cash such Option or Other Award is exchanged for pursuant to this Section 10(c)).

(d)Notwithstanding any provision of this Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, (ii) any new Awards be issued in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) or (iii) any Option or stock appreciation right (x) have its exercise price be reduced or (y) be purchased (or otherwise “cashed out”) by the Company if, on the date of such purchase, the exercise price per share of Common Stock covered by such Option or stock appreciation right is less than 100% of the Fair Market Value of a share of Common Stock on such date.

(e)Notwithstanding anything to the contrary in this Section 10, any action taken under this Section 10: (i) with respect to incentive stock options, shall be taken only to the extent that it does not constitute a “modification” within the meaning of Section 424(h)(3) of the Code, (ii) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, and (iii) with respect to Awards subject to Section 409A of the Code, shall conform to the requirements of Section 409A of the Code. The Company shall give each Participant notice of an adjustment, substitution, cancellation or other action hereunder and, upon notice, such adjustment, substitution, cancellation or other action shall be conclusive and binding for all purposes.  Notwithstanding the foregoing, the Committee may, in its discretion, decline to take action under this Section 10 with respect to any Award if the Committee determines that such action would violate (or cause the Award to violate) applicable law or result in adverse tax consequences to the Participant or to the Company.  No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(f)Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of CARBO Ceramics or any other corporation.  Except as expressly provided in the Plan, no issuance by CARBO Ceramics of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

11.	Rights Under the Plan

Except as otherwise expressly provided in any Award grant agreement, no person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date (if any) of the issuance of a stock certificate with respect to such shares or the date as of which the Company records the Participant or his or her nominee as the owner of such shares, free and clear of any restrictions or conditions pursuant to the Plan or any grant agreement hereunder, in its books and records.  Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or such record is made.  Nothing in this Section 11 is intended, or should be construed, to limit the authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock underlying an Award if such share were issued or outstanding on the record date of such dividends, or from granting rights hereunder related to such dividends.

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The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan.  To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12.	No Special Employment Rights; No Right to Award

(a)Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b)No person shall have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any subsequent Award to such Participant (or any Award to any other Participant or other person) at any time, nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.	Securities Matters

(a)CARBO Ceramics shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws.  Notwithstanding anything herein to the contrary, CARBO Ceramics shall not be obligated to cause to be issued or delivered any certificates evidencing shares or recordation by the Company of the Participant or his or her nominee as the owner of Common Stock pursuant to the Plan unless and until CARBO Ceramics is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares or recordation by the Company of the Participant or his or her nominee as the owner of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)The exercise of any Option granted hereunder shall only be effective at such time as counsel to CARBO Ceramics shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws and regulations and the requirements of any securities exchange on which shares of Common Stock are traded.  CARBO Ceramics may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal, state or non-U.S. securities laws.  CARBO Ceramics shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Withholding Taxes

(a)Payment of Taxes

Participants shall be solely responsible for any applicable taxes (including without limitation income and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, settlement or exercise of any Award.  Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment under U.S. or non-U.S. law, including, without limitation, Section 409A of the Code.

(b)Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, and whenever any cash amount shall become payable in respect of any Award, CARBO Ceramics shall have the right to require the Participant to remit to CARBO Ceramics in cash an amount sufficient to satisfy federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to the delivery of any certificate or certificates for such shares or recordation by the Company of the Participant or his or her nominee as the owner of such shares or the effectiveness of the lapse of such restrictions or making of such payment.  In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, CARBO Ceramics shall have the right to withhold from any payment required to be made pursuant

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thereto an amount sufficient to satisfy the federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(c)Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, the Participant may tender to CARBO Ceramics a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations.  Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(d)Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, CARBO Ceramics shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations.  Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15.	Amendment or Termination of the Plan

(a)The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if stockholder approval is required under then applicable law, including any applicable tax, stock exchange or accounting rules, and further provided that no amendment to the Plan or any Award shall violate the prohibition on repricing contained in Section 10(d).  Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code.  Except as otherwise provided in Section 15(b), no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b)The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of any other agreement between the Participant and the Company and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 15(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 15(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose.  To the extent the Committee amends or modifies an Award pursuant to this Section 15(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the Award and the applicable agreement governing the terms of such Award.

16.	No Obligation to Exercise

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

17.	Transfers Upon Death

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution.  No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind CARBO Ceramics unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b)  an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have

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been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

18.	Expenses and Receipts

The expenses of the Plan shall be paid by CARBO Ceramics.  Any proceeds received by CARBO Ceramics in connection with any Award will be used for general corporate purposes.

19.	Change in Control

(a)Upon a Change in Control, (i) each outstanding Award that is eligible to vest based solely on the passage of time and/or the Participant’s continued service to the Company shall become fully vested and exercisable or settled in cash or stock, as applicable, and all restrictions thereon shall lapse and (ii) each outstanding Award that is eligible to vest based on the achievement of performance criteria shall vest and become exercisable or settled in cash or stock, as applicable, and the restrictions thereon shall lapse, as to a pro-rata portion of the “target” of such Award (i.e., with respect to a number of shares of Common Stock underlying such Award or the amount of cash under such Award that is equal to (a) the total number of shares of Common Stock underlying such Award or cash amount under such Award (including a Participant’s Target Award, to the extent applicable) that would be eligible to vest based on meeting “target” performance during a performance period that includes the date of the Change in Control, multiplied by (b) a fraction, the numerator of which is the number of days during such performance period that have elapsed prior to (and including) the date of the Change in Control and the denominator of which is the total number of days in such performance period, in each case as determined by the Committee).  Any portion of a performance-based vesting award that does not vest pursuant to clause (ii) of the preceding sentence shall be forfeited as of the date of the Change in Control and the Participant shall have no further rights with respect thereto.

(b)For purposes of the Plan and any agreement governing the terms of any Award hereunder, the term “Change in Control” means the occurrence of any of the following after the Effective Date: (i) the occurrence of a change in control of the Company of a nature that would be required to be reported or is reported in response to Item 5.01 of the current report on Form 8- K, as in effect on the Effective Date, pursuant to Sections 13 or 15(d) of the Exchange Act; or (ii) any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities (other than any Person who was a “beneficial owner” of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities prior to the Effective Date); or (iii) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iii), considered as though he were a member of the Incumbent Board; or (iv) the occurrence of any of the following of which the Incumbent Board does not approve (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (v) consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company, which was approved by stockholders pursuant to a proxy statement soliciting proxies from stockholders of the Company, by someone other than the then current management of the Company.

Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under this Section 19 of this Plan with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto.

20.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

A-11	CARBO CERAMICS INC 2019 Proxy Statement

21.	Effective Date and Term of Plan

The 2019 CARBO Ceramics Inc. Omnibus Incentive Plan was adopted by the Board on March 19, 2019, subject to the approval of the Plan by the stockholders of CARBO Ceramics.  No grants of Awards may be made under the Plan after the fifth anniversary of the Effective Date.

CARBO CERAMICS INC 2019 Proxy Statement	A-12

MMMMMMMMMMMM     MMMMMMMMMMMMMMM  C123456789   MMMMMMMMM    000004    ENDORSEMENT_LINE______________ SACKPACK_____________    MR A SAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6   Using a black ink pen, mark your votes with an X as shown in this example.   Please do not write outside the designated areas.   000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext   Your vote matters – here’s how to vote!   You may vote online or by phone instead of mailing this card.  Votes submitted electronically must be  received by 11:59 p.m., Eastern Time, on  May 20, 2019.     Online  Go to www.investorvote.com/CRR or scan  the QR code — login details are located in  the shaded bar below.   Phone  Call toll free 1-800-652-VOTE (8683) within  the USA, US territories and Canada   Save paper, time and money!  Sign up for electronic delivery at    www.investorvote.com/CRR    2019 Annual Meeting Proxy Card 1234 5678 9012 345  •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2, 3 AND 4.   Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. A  01 - Sigmund L. Cornelius 02 - Chad C. Deaton  For Against Abstain  1. To elect six Directors. The Board of Directors recommends a vote FOR the nominees.  For Against Abstain  03 - Gary A. Kolstad  For Against Abstain  04 - H.E. Lentz, Jr. 05 - Randy L. Limbacher  06 - Carla S. Mashinski    +    For Against Abstain For Against Abstain   2. Proposal to ratify the appointment of Ernst & Young LLP,  3. Proposal to approve the 2019 CARBO Ceramics Inc. Omnibus  certified public accountants, as the Company’s independent  Incentive Plan.  registered public accounting firm for the fiscal year ending  December 31, 2019.     For Against Abstain   4. Proposal to approve, by advisory vote, the compensation of the  5. In their discretion, to vote upon such other business as may properly come before the meeting.  named executive officers.  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted FOR the nominees and FOR proposals 2, 3 and 4.   Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B  Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE   C 1234567890 J N T   140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND  MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  1UPX  412740  MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND   MMMMMMM  +    030KED

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.  The Proxy Statement and the 2018 Annual Report to Stockholders are available at:  http://www.carboannualmeeting.com     Small steps make an impact.  Help the environment by consenting to receive electronic  delivery, sign up at www.investorvote.com/CRR     •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •     +    Proxy — CARBO CERAMICS INC.    2019 Annual Meeting of Stockholders   Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2019   The undersigned hereby appoints Gary A. Kolstad, Robert J. Willette, Ernesto Bautista, III, or any one of them, as proxies, each with the power to appoint his substitute,  and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of CARBO Ceramics Inc., held of  record by the undersigned on March 18, 2019, at the Annual Meeting of Stockholders to be held on May 21, 2019, or any adjournment or continuation thereof.   (Items to be voted appear on reverse side)   Non-Voting Items C  Change of Address — Please print new address below. Comments — Please print your comments below.   +